UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

EINSTEIN NOAH RESTAURANT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

2010 ANNUAL REPORT

555 Zang Street, Suite 300

Lakewood, Colorado 80228

March 25, 2011

Dear Stockholder:

You are cordially invited to the 2011 Annual Meeting of Stockholders of Einstein Noah Restaurant Group, Inc. to be held on May 3, 2011 at 9:00 a.m., Mountain Time, at our offices located at 555 Zang Street, Suite 300, Lakewood, Colorado 80228.

At the Annual Meeting, you will be asked to consider and vote upon proposals (1) to elect six nominees named herein as directors to serve until the 2012 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; (2) to approve the amended and restated Equity Plan for Non-Employee Directors; (3) to approve the 2011 Omnibus Incentive Plan; (4) to approve, by a non-binding advisory vote, the compensation of the Company’s executive officers; (5) to recommend, by a non-binding advisory vote, the frequency of the advisory vote on the compensation of the Company’s executive officers; and (6) to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending January 3, 2012.

Whether or not you are able to attend the Annual Meeting, I urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope provided, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place. Stockholders of record may also vote by telephone or Internet by following the instructions on the enclosed proxy card.

I would appreciate your immediate attention to the mailing of this proxy.

Yours truly,

Jeffrey J. O’Neill
President and Chief Executive Officer

555 Zang Street, Suite 300

Lakewood, Colorado 80228

Notice of Annual Meeting of Stockholders To Be Held on May 3, 2011

You are cordially invited to attend the annual meeting of stockholders of Einstein Noah Restaurant Group, Inc., which will be held at our offices at 555 Zang Street, Suite 300, Lakewood, Colorado 80228 on May 3, 2011 at 9:00 a.m., Mountain Time, for the following purposes:

1.	To elect six nominees named herein as directors to serve until the 2012 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; and

2.	To approve the amended and restated Equity Plan for Non-Employee Directors; and

3.	To approve the 2011 Omnibus Incentive Plan; and

4.	To approve, by a non-binding advisory vote, the compensation of the Company’s executive officers; and

5.	To recommend, by a non-binding advisory vote, the frequency of the advisory vote on the compensation of the Company’s executive officers; and

6.	To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending January 3, 2012.

7.	To transact such other business as may properly come before the meeting.

The close of business on March 15, 2011 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. Stockholders of record may also vote by telephone or Internet by following the instructions on the enclosed proxy card. If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy by mail, telephone or Internet. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. The proxy is revocable at any time prior to its use.

Please note that the rules governing brokers have changed recently. Brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Rhonda J. Parish
Secretary

Lakewood, Colorado

March 25, 2011

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED

PROXY CARD AND RETURN IT PROMPTLY. YOUR PROXY IS

REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on May 3, 2011.

A copy of this proxy statement and our annual report to stockholders are available to you on the internet at http://www.RRDEZProxy.com/2011/ENRG.

EINSTEIN NOAH RESTAURANT GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 3, 2011

The accompanying proxy is solicited by the board of directors of Einstein Noah Restaurant Group, Inc., a Delaware corporation (the Company), for use at the 2011 Annual Meeting of Stockholders to be held at our principal executive offices located at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, on May 3, 2011, at 9:00 a.m., Mountain Time, and at any and all adjournments and postponements thereof (the Annual Meeting). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the board of directors’ recommendations.

This proxy statement and accompanying proxy card are first being sent to stockholders on or about March 29, 2011.

Shares Outstanding and Voting Rights

Our board of directors fixed the close of business on March 15, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock, $0.001 par value per share, of which 16,687,215 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

At the Annual Meeting, stockholders will vote on proposals to elect six nominees named herein as directors to serve until the 2012 Annual Meeting of Stockholders, and until their respective successors are elected and qualified (Proposal 1); to approve the amended and restated Equity Plan for Non-Employee Directors (Proposal 2); to approve the 2011 Omnibus Incentive Plan (Proposal 3); to approve, by a non-binding advisory vote, the compensation of the Company’s executive officers (Proposal 4); to recommend, by a non-binding advisory vote, the frequency of the advisory vote on the compensation of the Company’s executive officers (Proposal 5); and to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending January 3, 2012 (Proposal 6).

Stockholders representing one-third in voting power of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. With respect to the election of directors, our stockholders may vote in favor of the nominees, may withhold their vote for all of the nominees, or may withhold their vote as to specific nominees. Under the Delaware General Corporation Law (DGCL) and our restated certificate of incorporation, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposals 1, 4 and 6. The affirmative vote of the holders of a majority of the votes cast is required to approve Proposals 2 and 3. With respect to Proposal 5, the option that receives the highest number of votes cast will be the frequency considered to have been selected by the stockholders.

Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. An abstention with respect to Proposal 5 will have no effect on the outcome of the vote. For purposes of determining whether any of the other proposals has received the requisite vote, where a stockholder abstains from voting, it will have the same effect as a vote against the proposal.

Although the advisory votes on executive compensation and on the frequency of the advisory vote on executive compensation are non-binding as provided by law, the Company’s board of directors and compensation committee will review the results of the votes and the outcome will be given due consideration by the board of directors and compensation committee in their discretion concerning executive compensation and frequency of the advisory vote.

The independent tabulator appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. For the purposes of determining whether a proposal has received the requisite vote of the holders of the common stock in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares of common stock will not be included in the vote totals and, therefore, will have no effect on the vote on any of the proposals. Pursuant to the FINRA Conduct Rules, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if:

•	the broker holds the shares as executor, administrator, guardian or trustee or is a similar representative or fiduciary with authority to vote; or

•	the broker is acting pursuant to the rules of any national securities exchange of which the broker is also a member.

Prior to 2010, the election of directors was considered a routine matter for which brokers were permitted to vote shares without customer direction, however brokers are no longer permitted to vote shares for the election of directors in this manner. Brokers also will not be permitted to vote shares with respect to the advisory votes on executive compensation or frequency without customer direction. Therefore, we urge you to give voting instructions to your broker on all six proposals. Shares that are not voted by a broker given the absence of customer direction are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal. Under these rules, absent authority or directions described above, brokers will not be able to vote on Proposals 1 through 5, which are considered non-routine matters. Proposal 6 is a routine proposal on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes will likely result from this proposal.

Costs of Solicitation

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

Our 2010 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended December 28, 2010, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (the SEC). Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary, or at telephone number (303) 568-8000. The Annual Report does not form any part of the materials for the solicitation of proxies. In addition, a copy of this proxy statement and our annual report to stockholders are available to you on the internet at http://www.RRDEZProxy.com/2011/ENRG.

VOTING SECURITIES AND PRINCIPAL HOLDERS

As of March 15, 2011, we had 16,687,215 shares of common stock outstanding, which are our only outstanding voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2011, by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers;

•	each of our current directors; and

•	all directors and executive officers as a group.

Unless otherwise indicated below, the address of each person listed below is 555 Zang Street, Suite 300, Lakewood, Colorado 80228.

BENEFICIAL OWNERSHIP

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Greenlight Capital, L.L.C. and its affiliates	10,733,469	(1)	64.3%
140 E. 45th, 24th Floor
New York, New York 10017
FMR LLC and its affiliates	1,354,629	(2)	8.1
82 Devonshire Street
Boston, Massachusetts 02109
Jeffrey J. O’Neill	100,443	(3)	*
Daniel J. Dominguez	62,211	(4)	*
Richard P. Dutkiewicz	—	(5)	*
Emanuel P.N. Hilario	—	(6)
James P. O’Reilly	25,001	(7)	*
Rhonda J. Parish	20,000	(8)
Michael W. Arthur	89,652	(9)	*
E. Nelson Heumann	—	(10)	—
Frank C. Meyer	81,059	(11)	*
Thomas J. Mueller	30,356	(12)	*
S. Garrett Stonehouse, Jr.	40,750	(13)	*

All directors and executive officers as a group (11 persons)	449,472	(14)	2.7%

*	Less than one percent.
(1)	Based on an amendment to a Schedule 13D filed with the SEC on February 3, 2011. This Amendment was filed on behalf of Greenlight Capital, L.L.C., Greenlight Capital, Inc., Greenlight Capital, L.P., of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, Greenlight Capital Qualified, L.P., of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, Greenlight Capital Offshore Partners, for which Greenlight Inc. acts as investment manager, DME Advisors GP, LLC, DME Capital Management, L.P., of which Advisors GP is the general partner, and Mr. David Einhorn. Mr. Einhorn is the principal of each of Greenlight LLC, Greenlight Inc., and Advisors GP. In addition, Advisors GP is the general partner of DME Capital Advisors, L.P., Advisors acts as the investment manager for a managed account. DME CM acts as the investment manager for Greenlight Capital Offshore Master (Gold), Ltd., DME Management GP, LLC, is the general partner of Greenlight Capital (Gold), L.P.

(2)	Based on a Schedule 13G filed with the SEC on February 11, 2011. This Schedule 13G was filed on behalf of Edward C. Johnson 3d and FMR LLC, as the parent holding company of Fidelity Management & Research Company, a wholly owned subsidiary and investment adviser, and Fidelity Advisor Small Cap Fund, an investment company.
(3)	Includes 21,258 shares of restricted common stock and 56,667 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 210,200 shares of common stock subject to stock options which are not exercisable within 60 days.
(4)	Includes 62,211 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 45,001 shares of common stock subject to stock options which are not exercisable within 60 days.
(5)	Richard Dutkiewicz served as the Company’s Chief Financial Officer until his resignation effective April 9, 2010.
(6)	Does not include 85,000 shares of common stock subject to stock options which are not exercisable within 60 days.
(7)	Includes 25,001 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 61,666 shares of common stock subject to stock options which are not exercisable within 60 days.
(8)	Includes 20,000 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 80,000 shares of common stock subject to stock options which are not exercisable within 60 days.
(9)	Includes 40,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options and indirect ownership of 34,633 shares held by IRA. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.
(10)	Does not include 10,733,469 shares of common stock beneficially owned by Greenlight Capital, L.L.C. and its affiliates, over which Mr. Heumann disclaims beneficial ownership. Mr. Heumann retired from Greenlight in February 2011.
(11)	Includes 40,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.
(12)	Includes 30,356 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.
(13)	Includes 40,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.
(14)	Includes a total of 314,235 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days, indirect ownership of 34,633 shares and 21,258 shares of restricted common stock. Does not include 521,867 shares of common stock subject to stock options which are not exercisable within 60 days.

Pledge of Shares

In the ordinary course of its business, prime brokers for Greenlight Capital, L.L.C. and its affiliates (Greenlight) have taken a security interest in Greenlight’s shares in the Company. In the event that the prime brokers were to exercise remedies under the security interests, a change of control of the Company could occur.

To our knowledge, none of our officers or directors has pledged any of his or her shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of six directors and the board has nominated six directors for election at the Annual Meeting to serve until the 2012 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. Our restated certificate of incorporation authorizes three to nine directors, as determined by the board, and all directors are to be elected annually. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

We are soliciting proxies in favor of the re-election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these six nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. Greenlight has indicated its intention to vote in favor of each of the nominees.

Information About the Nominees

The names of the nominees, their ages as of March 15, 2011, and other information about them are set forth below:

Michael W. Arthur. Mr. Arthur, 71, was appointed to the board of directors in October 2004. Since 1990, Mr. Arthur has headed Michael Arthur and Associates, a consulting and interim management firm specializing in restructurings, business development, and strategic, financial, marketing and branding strategies. During their restructurings, he served as CEO of California Federal Bank and financial advisor to Long John Silver’s Restaurants. Prior to 1990, Mr. Arthur served as Executive Vice President and Chief Financial Officer for Sizzler Restaurants and Pinkerton Security; Vice President of Marketing for Mattel Toys; and also served in various other management roles for D’Arcy, Masius, Benton & Bowles Advertising and Procter and Gamble. He also serves on the board of directors of the Alzheimers Association. Mr. Arthur has a B.A. degree from Johns Hopkins University and attended the Wharton Graduate School of Business.

The board of directors believes that Mr. Arthur’s CEO, CFO and marketing experience in retail, banking and the restaurant industry make him a well-qualified candidate for a director of the Company.

E. Nelson Heumann. Mr. Heumann, C.F.A., 53, has served as our director since May 2004 and as Chairman of the Board since October 2004. Mr. Heumann retired from Greenlight Capital, Inc., an investment management firm, in February 2011. He joined Greenlight Capital, Inc. in March 2000 and was made a managing member of Greenlight Capital, L.L.C. in January 2002. Prior to joining Greenlight, he served as director of distressed investments at SG Cowen from January 1997 to January 2000. From 1990 to January 1997, Mr. Heumann was a director responsible for distressed debt research and trading at Schroders. Prior to that, he was vice-president of bankrupt and distressed debt research for Merrill Lynch. Earlier in his career, Mr. Heumann was employed with Claremont Group, a leveraged buyout firm, and Value Line. He graduated from Louisiana State University in 1980 with a B.S. in Mechanical Engineering and in 1985 with an M.S. in Finance.

The board of directors believes that Mr. Heumann’s experience in investments and finance makes him a well-qualified candidate for a director of the Company.

Frank C. Meyer. Mr. Meyer, 67, has served as our director since May 2004 and is a private investor. He was chairman of Glenwood Capital Investments, LLC, an investment advisory firm he co-founded, from January 1988 to January 2004. Since 2000, Glenwood has been a wholly owned subsidiary of the Man Group, plc, an investment advisor based in England specializing in alternative investment strategies. Mr. Meyer also serves on the board of directors of United Capital Financial Partners, Inc., a firm that converts transaction-oriented brokers into fee-based financial planners, Fifth Street Finance Corp., a mezzanine lender to corporations, and Ferox, a family of convertible hedge funds. Mr. Meyer holds an M.B.A. from the University of Chicago and began his career at the University’s School of Business as an instructor of statistics.

The board of directors believes that Mr. Meyer’s experience in investments and finance makes him a well-qualified candidate for a director of the Company.

Thomas J. Mueller. Mr. Mueller, 59, was appointed to the board of directors in December 2007. He has been the President and Partner of Mueller Consulting Inc., a consulting firm specializing in the restaurant industry, since 2006. From 2000 to 2006, Mr. Mueller served as President and Chief Operating Officer of Wendy’s International, Inc., the third largest restaurant hamburger chain in the quick service franchise industry. He began his career at Wendy’s in 1998 as the Senior Vice President, Special Projects. From 1995 to 1997, Mr. Mueller was Senior Vice President of Operations—North America, for Burger King Corporation, where he began his career as a restaurant manager in 1973. Mr. Mueller attended State University of New York at Fredonia and is vice chairman of the Board of Trustees of Ohio Dominican University.

The board of directors believes that Mr. Mueller’s experience in the restaurant and franchise industry makes him a well-qualified candidate for a director of the Company.

Jeffrey J. O’Neill. Mr. O’Neill, 54, was named President and Chief Executive Officer and appointed to our board of directors in December 2008. In May 2005, Mr. O’Neill joined Priszm Income Fund in Toronto, Ontario, Canada and served as its President and Chief Operating Officer until being named Chief Executive Officer in January 2008 and serving in that capacity until October 2008. Priszm Income Fund owns and operates 465 quick service and quick casual restaurants (KFC, Taco Bell and Pizza Hut) across seven Canadian provinces. From 1999 until 2005, Mr. O’Neill was employed by PepsiCo. He served as President of PepsiCola Canada from March 1999 to January 2003 and from February 2003 through March 2005 he was Vice President of Sales for Quaker Foods USA as part of the integration of the Quaker Oats Company after the acquisition by PepsiCo. He holds an Honors Bachelor of Commerce Degree from the University of Ottawa and is currently a Board member of Rocky Vista Medical School in Denver, Colorado and the Healthy Weight Commitment Foundation headquartered in Washington, D.C.

The board of directors believes that Mr. O’Neill’s CEO, restaurant and franchise experience make him a well-qualified candidate for a director of the Company.

S. Garrett Stonehouse, Jr. Mr. Stonehouse, 41, has served as our director since February 2004. He has been a principal and founding partner of MCG Global, LLC, a private equity investment firm in Stratford, CT, since 1995. Mr. Stonehouse is also the chairman of the board of directors of Denver-based Imperial Headwear, Inc. and a member of the board of directors of Boston-based Global Novations, LLC. Prior to co-founding MCG Global, he was vice president of Fidelco Capital Group. Before joining Fidelco in 1994, he held various positions with GE Capital. Mr. Stonehouse received a B.A. degree from Boston College in economics and mathematics.

The board of directors believes that Mr. Stonehouse’s experience in investments and finance makes him a well-qualified candidate for a director of the Company.

Nomination of Directors

The nominees for re-election to our board at the Annual Meeting were formally nominated by the full board of directors consisting of Messrs. Arthur, Heumann, Mueller, Meyer, O’Neill and Stonehouse. The Company does not have a standing nominating committee or committee performing similar functions because Greenlight owns approximately 64.3% of our common stock as of the record date and can therefore elect all of our directors without the vote of any other stockholder. Although the board will consider nominees recommended by stockholders, since Greenlight owns approximately 64.3% of the voting stock and, as such, the Company is a “controlled company”, the board has not established any specific procedures for stockholders to follow to recommend potential director nominees for consideration. Messrs. Arthur, Heumann, Meyer, Mueller, O’Neill and Stonehouse participated in the consideration of director nominees.

As our majority stockholder, Greenlight identifies qualified individuals to be considered for our board of directors. Greenlight’s goal is to create a balance of diverse knowledge, experience, and interest among the board members, and Greenlight evaluates potential candidates accordingly. Our board assesses director candidates for their character, judgment, business experience and acumen. At a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company and be free from conflicts of interest with the Company. There are no specific weights assigned to any particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current director nominees, see “Information About the Nominees” above.

Leadership and Board Composition

Currently, E. Nelson Heumann, a retired employee of Greenlight, serves as the chairman of our board of directors and Jeffrey J. O’Neill serves as our President and Chief Executive Officer. The Company has determined that this current leadership structure is appropriate given that Greenlight is our majority stockholder and can elect all of the members of our board of directors without the approval of any other stockholder. Our board of directors has determined that Michael W. Arthur, Frank C. Meyer, Thomas J. Mueller and S. Garrett Stonehouse, Jr., all current directors, qualify as “independent” directors under the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act), and by the Nasdaq Stock Market. There are no family relationships among any of our executive officers, directors or nominees for director.

Greenlight currently owns shares of our common stock sufficient to elect all of the members of our board of directors without the approval of any other stockholder.

Board’s Role in Risk Oversight

The board of directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the board, as disclosed in the descriptions of each of the committees below, but the full board has retained responsibility for general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Meetings of the Board of Directors and Committees

The board of directors held ten meetings during fiscal 2010 and took action by written consent on one occasion. During fiscal 2010, no director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he was a director and of the total number of meetings held by all of the committees of the board of directors on which he served. The two standing committees of the board of directors are the audit committee and the compensation committee.

The following table shows the membership and number of meetings held by the board and each committee during fiscal 2010:

DIRECTOR COMMITTEE MEMBERSHIP AND MEETINGS

Director	Audit Committee	Compensation Committee	Board of Directors
Michael W. Arthur	Chair	X	X
E. Nelson Heumann			Chair
Frank C. Meyer	X		X
Thomas J. Mueller		X	X
Jeffrey J. O’Neill			X
S. Garrett Stonehouse, Jr.	X	Chair	X
Fiscal 2010 Meetings and Consents	4	6	11

We have not established a policy on director attendance at annual stockholders’ meetings; however, all but one of our directors then in office attended our last Annual Meeting held in May 2010.

Our board of directors has not established a formal process for our stockholders to communicate directly with the board because of the fact that Greenlight owns approximately 64.3% of our common stock as of the record date, and, as a result, it was not deemed necessary or appropriate. Our audit committee has established a process for communicating complaints regarding accounting or auditing matters. Any such complaints received on the established hotline or submitted to the Chief Compliance Officer are promptly forwarded to the audit committee to take such action as may be appropriate.

Audit Committee

Michael W. Arthur (chairman), Frank C. Meyer and S. Garrett Stonehouse, Jr. are the current members of the audit committee. Each of them is “independent” as required by the rules promulgated by the SEC under the Exchange Act, and by the Nasdaq Stock Market. Each of them also meets the financial literacy requirements of the Nasdaq Stock Market. Our board of directors has determined that Mr. Arthur qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC.

The audit committee is primarily concerned with monitoring:

(1)	the integrity of our financial statements;

(2)	our compliance with legal and regulatory requirements; and

(3)	the independence and performance of our auditors.

The audit committee also is responsible for handling complaints regarding our accounting, internal accounting controls or auditing matters. The audit committee’s responsibilities are set forth in its charter which was last amended in February 2010 and is reviewed annually. The charter is available on our website at www.einsteinnoah.com. There were 4 meetings of the audit committee during fiscal 2010.

Compensation Committee

S. Garrett Stonehouse, Jr. (chairman), Thomas J. Mueller and Michael W. Arthur are the current members of the compensation committee. Each of the current members is “independent” as defined in the rules promulgated by the SEC under the Exchange Act and by the Nasdaq Stock Market. This committee is primarily concerned with determining the compensation of our employees generally and approving compensation of our executive officers. The committee does not establish or recommend compensation for our independent directors; that compensation is approved by the board of directors as a whole.

The compensation committee’s responsibilities are set forth in its charter. The charter was most recently updated in February 2008 and is reviewed annually. The committee’s charter is posted on our website at www.einsteinnoah.com. The responsibilities as outlined in the charter are:

(1)	to review and approve all aspects of the compensation of the Company’s executive officers;

(2)	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer;

(3)	to review and make periodic recommendations to the board regarding the general compensation, benefits, and perquisites policies and practices of the Company; and

(4)	to review the Compensation Discussion and Analysis with management annually and to recommend its inclusion in the annual proxy statement.

There were six meetings of the compensation committee during fiscal 2010.

The compensation committee chairman, in consultation with senior management, sets the agenda for compensation committee meetings. The Corporate Secretary has attended meetings of the compensation committee to provide appropriate record keeping. The committee has also invited the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Concept Officer and Vice President—Human Resources to attend certain compensation committee meetings. These individuals may attend compensation committee meetings but would not attend executive sessions.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Vote Required

Directors will be elected by the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Greenlight has indicated its intention to vote in favor of each of the nominees.

Recommendation

The board of directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Greenlight Capital, L.L.C. and its affiliates

E. Nelson Heumann is the chairman of our board of directors and retired from Greenlight in February 2011. Greenlight beneficially owns approximately 64.3% of our common stock as of the record date. As a result, Greenlight has sufficient voting power without the vote of any other stockholders to determine what matters will be submitted for approval by our stockholders, to elect all of our board of directors and, among other things, to determine whether a change in control of our Company occurs. Greenlight has been involved in our financings and refinancings, has purchased our debt and equity securities and was involved in our equity recapitalization.

Procedures for Review of Transactions with Related Persons

Any proposed transaction with a related person is subject to review, negotiation and action by a committee consisting entirely of independent and disinterested directors, which committee is appointed by the board of directors at the time of any proposed transaction. The committee’s purpose and authority are set forth in resolutions appointing the committee and generally include the authority to retain such consultants, advisers and attorneys as it deems advisable in order to perform its duties.

PROPOSAL 2

APPROVAL OF THE

EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED AND RESTATED

We are asking our stockholders to approve the Einstein Noah Restaurant Group, Inc. Equity Plan for Non-Employee Directors, as amended and restated (the Director Plan). Prior to this amendment and restatement, the Director Plan was named the Stock Option Plan for (Non-Employee) Independent Directors, as amended and restated. On February 23, 2011, our board of directors approved the Director Plan, subject to the approval of our stockholders at the Annual Meeting. The Director Plan includes the following material changes:

•	Expanded the type of awards to include restricted stock and restricted stock unit awards;

•	Removed the annual automatic option grant for each non-employee director to purchase 10,000 shares of our common stock, effective each January 1;

•	Revised the definition for “change in control” to make it consistent with the 2011 Omnibus Incentive Plan (Proposal 3); and

•	Changed the name of the plan from the Stock Option Plan for (Non-Employee) Independent Directors to the Equity Plan for Non-Employee Directors.

Background

The plan was initially approved by our stockholders at our 2004 Annual Meeting. Subsequently, in 2005, 2007 and 2009 our stockholders approved changes to the plan to increase the number of shares authorized for issuance from 200,000 shares to 500,000 shares and to make other changes.

Prior to this amendment and restatement, the plan provided for the automatic grant to each of our independent directors, effective each January 1, of an option to purchase 10,000 shares of our common stock, subject to adjustment for commencement of service mid-year. In January 2011, we granted an option to each of our four independent directors to purchase 10,000 shares of our common stock. The Director Plan provides greater flexibility in that it permits the grant of restricted stock awards and restricted stock unit awards, in addition to nonqualified stock options. The Director Plan also eliminates the automatic grant of an option to purchase 10,000 shares, and instead provides for discretionary awards. The board of directors believes that this greater flexibility in the type and amount of awards will help it attract and retain qualified board members. The Director Plan will only be effective if Proposal 2 is approved by our stockholders at the Annual Meeting. If Proposal 2 is not approved, the plan, prior to this amendment and restatement will continue according to its terms before the amendment and restatement.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to approve Proposal 2. Greenlight has indicated its intention to vote in favor of Proposal 2.

Recommendation

The board of directors recommends that stockholders vote FOR approval of Proposal 2. If not otherwise specified, proxies will be voted FOR Proposal 2.

Summary of the Director Plan

The following is a summary of the material terms of the Director Plan. This summary is not complete and is subject to and qualified in its entirety by the actual terms of the Director Plan, attached as Annex A.

Purposes. The primary purposes of the Director Plan are to provide our non-employee directors with an added incentive to continue in service with the Company and to have a more direct interest in the future success of its operations.

Awards. The Director Plan permits the grant of awards of nonqualified stock options, restricted stock and restricted stock units. Only non-employee directors qualify for awards under the Director Plan. A non-employee director is an individual who is a member of the board or directors and is not an employee of the Company. As of January 1, 2011, we had five non-employee directors who would be eligible to receive awards under the Director Plan.

Administration. Our board of directors administers and interprets the Director Plan.

Number of Shares. A total of 500,000 shares are authorized for issuance under the Director Plan. Any shares subject to awards that are forfeited or that expire or are terminated for any reason become available for use under the Director Plan. Any shares used to pay the option price, or tax withholding obligations are not available again for the grant of awards.

Stock Options. The Director Plan permits the grant of nonqualified stock options. The board of directors, in its sole discretion, determines the number of shares and other terms and conditions of an option subject to the terms of the Director Plan. The terms and conditions are set forth in an award agreement. The option price cannot be less than the fair market value of the Company’s common stock on the date of grant. Except as otherwise provided in an award agreement, each option shall expire five years from the date of grant, unless terminated sooner.

Except as otherwise provided in an award agreement, each option becomes exercisable six months after the date of grant. The option holder may exercise the option by providing written notice to the Company and paying the exercise price: (A) cash; (B) certified, cashier’s, or other check acceptable to the Company, payable to the order of the Company; (C) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the Fair Market Value of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company; or (D) by a cashless (broker-assisted) exercise.

Restricted Stock/Restricted Stock Units. The Director Plan permits the grant of restricted stock and restricted stock units. The board of directors, in its sole discretion, determines the type of award, the number of shares subject to the award and the other terms and conditions of awards of restricted stock and restricted stock units subject to the terms of the Director Plan. The terms and conditions are set forth in an award agreement.

A grant of restricted stock units represents a promise to deliver a corresponding number of shares of common stock of the Company based upon the completion of service or such other terms and conditions as specified in the applicable award agreement. The value of one restricted stock unit corresponds to one share of common stock of the Company and vests as determined in the award agreement. Unless otherwise provided in the award agreement, restricted stock units will be settled and paid in shares of common stock of the Company on the date the restricted stock units vest and become nonforfeitable or at such later date as specified in the award agreement or such date as specified in a deferral agreement.

Dividends and Dividend Equivalents. Unless provided otherwise in the award agreement, dividends (or dividend equivalents) will be paid on shares of restricted stock (restricted stock units) at the same time and in the same manner as dividends are paid to individuals who hold shares of stock as of the dividend record date.

Adjustments. The Director Plan provides for adjustment to the number of shares authorized for issuance under the plan and the number of shares subject to outstanding stock options, restricted stock and restricted stock units in the event of stock splits, stock dividends, recapitalizations and other dilutive changes in our common stock. The board of directors also has discretion to make equitable adjustments in the event of any other changes in our outstanding common stock, provided, that any adjustment is consistent with the requirements of Section 409A.

Non-Transferability. Stock options, restricted stock and restricted stock units granted under the Director Plan are non-transferable, except by will or pursuant to the laws of descent and distribution and may be exercised during the lifetime of the holder only by the holder (or, in the event of incapacity, his or her guardian or legal representative).

Effect of Termination of Service. Unless provided otherwise in the award agreement, upon termination of service, an outstanding stock option will terminate prior to the end of its five-year term in three circumstances. If the option holder is removed from the board for cause, as determined by the board in its sole discretion, the outstanding option becomes void for all purposes upon the removal, regardless of the option term. If the option holder dies while a director, the outstanding option will terminate upon the first to occur of 12 months following the date of death or the end of the option term. If the option holder terminates service as a director of the Company for any other reason, the outstanding option will terminate upon the first to occur of 12 months following the date the option holder is no longer a director or the end of the option term.

Unless provided otherwise in the award agreement, if a holder of restricted stock or restricted stock units ceases to be a non-employee director during the vesting period for any reason other than death, then any non-vested shares of restricted stock or non-vested restricted stock units are forfeited and void. If the holder of restricted stock and restricted stock units dies during the vesting period while serving as a non-employee director, then the shares of restricted stock vest and become nonforfeitable and restricted stock units vest and are settled.

Corporate Reorganization; Change of Control.

Adjustment of Awards. Upon the occurrence of a “corporate transaction,” the board may take any one or more of the following actions with respect to outstanding awards:

a.	provide that any or all options shall become fully exercisable and any or all shares of restricted stock and restricted stock units shall become fully vested;

b.	provide that outstanding awards shall expire at the closing of the transaction;

c.	provide that any outstanding options shall be cancelled in exchange for a cash payment, to the extent permitted under Section 409A, equal to the greater of (i) the excess of the fair market value of our common stock over the exercise price or (ii) the fair market value as determined by the board of the consideration for which a share of common stock is to be exchanged in the transaction, less the exercise price if for a stock option, and multiplied by the number of shares of common stock subject to the option;

d.	provide that any shares of restricted stock shall be cancelled in exchange for a cash payment equal to the greater of (i) the fair market value of a share of stock measured on the date immediately before the transaction multiplied by the number of shares of restricted stock or (ii) the fair market value determined by the board in its sole discretion of the cash, securities or other consideration into which a share of stock is to be exchanged pursuant to the corporate transaction, multiplied by the number of shares of restricted stock;

e.	provide that any restricted stock units shall be cancelled in exchange for a cash payment, to the extent permitted under Section 409A, equal to the greater of (i) the fair market value of a share of stock measured on the date immediately before the transaction multiplied by the number of shares of stock subject to the restricted stock units or (ii) the fair market value determined by the board in its sole discretion in accordance with Section 409A, of the cash, securities or other consideration into which a share of stock is to be exchanged pursuant to the corporate transaction, multiplied by the number of shares of stock subject to the restricted stock units;

f.	provide for the assumption or substitution of any or all options, shares of restricted stock or restricted stock units;

g.	make any other provision for outstanding awards as the board deems appropriate in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights.

The board need not take the same action with respect to all outstanding awards.

A “corporate transaction” under the Director Plan generally includes the following events:

•

The merger, consolidation or reorganization (other than a reorganization under the U.S. bankruptcy Code or a merger or consolidation in which we are the continuing corporation and that does not result in any changes in the outstanding shares of common stock) of the Company; or

•	The sale or conveyance of the property of the property of the Company asn an entirety or substantially as an entirety; or

•	The dissolution or liquidation of the Company; or

A change of control means the occurrence of one or more of the following:

(1)	any person or any group in the aggregate equity interests (other than Greenlight Capital, L.L.C. and its affiliates) shall:

•	beneficially own (directly or indirectly) more than 50% of the aggregate voting power of all of our equity interests at the time outstanding; or

•	have the combined voting power entitled to vote generally in the election of our board of directors.

(2)	any persons, who as of the effective date, constitute the board of the directors (“incumbent board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)	consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the company and/or any entity controlled by the company, or a sale or other disposition of all or substantially all of the assets of the company, or the acquisition of assets or stock of another entity by the company or any entity controlled by the company;

(4)	approval by the shareholders of the company of a complete liquidation or dissolution of the company; or

(5)	any event or circumstance constituting a “change in control” under any documentation evidencing or governing any indebtedness of the company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the company to prepay (by acceleration or otherwise, purchase, offer to purchase, redeem or defease all or a potion of such indebtedness).

Amendment and Termination. The board may amend, modify, suspend or terminate the Director Plan. No amendment can impair any stock option, restricted stock award or restricted stock units previously granted or deprive any holder of any common stock acquired without the holder’s consent. The Company will obtain stockholder approval of amendments to the extent required by Rule 16b-3 under the Exchange Act, or by listing requirements of any stock exchange on which the Company’s securities are listed. The Director Plan does not have a fixed term, it will terminate whenever the board adopts a resolution to that effect.

Federal Income Tax Consequences

The following summary generally describes the principal federal (but not state and local) income tax consequences of awards granted pursuant to the Director Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular recipient or to us. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

When an award is granted, there are no income tax consequences for the holder or us. When a nonqualified stock option is exercised or restricted stock or restricted stock units vest, in general, the holder recognizes ordinary income equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price if for a stock option or the fair market value on the day of vesting for restricted stock and restricted stock units. For award holders, we are entitled to a deduction equal to the ordinary income recognized by the holder for our taxable year that ends with or within the taxable year in which the holder recognized the ordinary income.

Section 409A imposes time and form of payment requirements for “nonqualified deferred compensation,” including certain awards. If a nonqualified deferred compensation arrangement subject to Section 409A fails to satisfy, or is not operated in accordance with, the requirements of Section 409A, the service provider may be required to accelerate the recognition of income and be subject to an additional 20% tax, plus interest. The awards issuable under the plan are intended to be designed to comply with Section 409A.

New Plan Benefits

The benefits to be received in the future under the Director Plan are not determinable as they are dependent on the number of non-employee directors serving on the board at any given time and the discretionary grants awarded by the board of directors from time to time. Our named executive officers, other executive officers and other employees are not eligible to participate in the Director Plan and will not receive any benefits under the Director Plan. Options that have been granted under the Director Plan during 2010 are set forth in the “Director Compensation” table below. The closing price of a share of our common stock on the NASDAQ Stock Market on March 15, 2011 was $15.26 per share.

PROPOSAL 3

APPROVAL OF THE

2011 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to approve the Einstein Noah Restaurant Group, Inc. 2011 Omnibus Incentive Plan (the Incentive Plan). The Incentive Plan replaces our 2004 Executive Employee Incentive Plan (the 2004 Plan). If the Incentive Plan is approved by our stockholders, the 2004 Plan will be suspended, and no additional awards will be made under the 2004 Plan. On February 23, 2011, our board of directors adopted the Incentive Plan, subject to the approval of our stockholders at the Annual Meeting. A copy of the Incentive Plan is attached as Annex B.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives; (b) encouraging and providing for the acquisition of an ownership interest in the Company by employees; and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of our management team.

Background

Subject to approval by our stockholders, the Incentive Plan will replace our 2004 Plan. Effective as of March 15, 2011, 51,172 shares remained available for issuance under the 2004 Plan. Our board of directors has reserved 1,000,000 shares of common stock for issuance under the Incentive Plan.

Our board of directors believes it is in our best interests to approve the Incentive Plan and recommends that our stockholders approve the Incentive Plan. The principal features of the Incentive Plan are summarized below.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to approve Proposal 3. Greenlight has indicated its intention to vote in favor of Proposal 3.

Recommendation

The board of directors recommends that stockholders vote FOR the approval of Proposal 3. If not otherwise specified, proxies will be voted FOR Proposal 3.

Summary of the Incentive Plan

The following is a summary of the material terms of the Incentive Plan. This summary is not complete and is subject to and qualified in its entirety by the actual terms of the Incentive Plan, attached as Annex B.

Awards; Eligibility. The Incentive Plan permits the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards. All of our employees and third party service providers are eligible to receive awards under the Incentive Plan.

Duration. The Incentive Plan will terminate 10 years from its effective date, unless terminated sooner. After the plan is terminated, no awards may be granted but awards previously granted will remain outstanding in accordance with their terms.

Administration. The Incentive Plan is administered by the compensation committee of the board of directors or a subcommittee thereof or any other committee designated by the board of directors. The committee has full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Incentive Plan including, but not limited to:

•	grant awards;

•	determine persons eligible to receive awards;

•	approve forms of award agreements;

•	determine fair market value of a share;

•	amend the plan or award agreement;

•	construe and interpret the plan;

•	adopt sub-plans and/or specific provision applicable to stock awards;

•	authorize any person to executive any instrument on behalf of the Company required to effect an award;

•	determine how awards will be settled;

•	determine if awards will provide for dividend equivalents; and

•	establish programs under the Incentive Plan.

Shares Subject to the Plan. Subject to adjustment, the total number of shares available for awards under the plan is 1,000,000 shares. Any shares related to an award that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash in lieu of shares, or are exchanged with the committee’s permission, prior to the issuance of shares, shall be available again for grant under the plan. Any shares tendered to pay the option price or to satisfy tax withholding obligations associated with an award, shall become available again for grant under the plan. Any shares that were subject to an stock appreciation right, or SAR, granted under the plan that were not issued upon the exercise of such SAR, shall become available again for grant under the plan. Notwithstanding the foregoing, no shares that become available again for awards granted under the plan shall be available for grants of incentive stock options.

Annual Award Limits. Subject to adjustment, the maximum number of shares for which options or SARs may be granted to any participant in any calendar year shall be 300,000 shares and the maximum number of shares that may be paid to any participant in any calendar year in the form of restricted stock, restricted stock units, performance shares or other stock based awards, in each case that are performance-based compensation, shall be 300,000 shares determined as of the date of payout. The maximum aggregate amount that may be paid under an award of performance units, cash-based awards or any other award that is payable in cash, in each case that are performance-based compensation, shall be $5,000,000.

Stock Options. The Incentive Plan provides for the grant of incentive and non-qualified stock options. The committee shall determine the award of options in its sole discretion from time to time for grants to participants. The committee in its sole discretion will determine the terms and provisions applicable to the award of options which will be set forth in an Award Agreement and will describe the award as either a nonqualified stock option or incentive stock option. Such terms and provisions will also include, among other provisions, the determination of price which must be at least equal to 100% of the fair market value of a share as of the option’s grant date (110% of fair market value in the case of an incentive option granted to a holder of 10% or more of our common stock) and the determination of option term which shall not be longer than ten years from the date of grant (five years in the case of an incentive option granted to a holder of 10% or more of our common stock). The grant of an incentive option shall also limit vesting each year with respect to no more than $100,000 in value of common stock based upon fair market value of the common stock on the date of grant of the incentive option. Options granted to any participant during a calendar shall not exceed 300,000 shares of common stock.

An option may be exercised by delivery of a notice of exercise to the Company or by complying with the procedures authorized by the committee and payment of the exercise price:

•	in cash or its equivalent;

•	by cashless (broker-assisted) exercise;

•	by the surrender of a previously acquired shares of common stock with an aggregate fair market value at the time of exercise equal to the option price;

•	in any combination of the foregoing methods; and

•	any other method approved or accepted by the committee in its sole discretion.

Stock Appreciation Rights. The Incentive Plan provides for the grant of stock appreciation rights (SARs) to a participant from time to time in such number, and upon such terms as determined by the committee in its sole discretion and shall be evidenced by an award agreement. The award agreement shall include, but not limited to, the grant price which must be at least equal to 100% of the fair market value of a shares as of the grant date, the term of a SAR which shall not be later than the tenth anniversary date of its grant, (except for grants to participants outside the United States in which case the term may be greater than ten years) and the restrictions and conditions of exercise which need not be the same for each grant or each participant.

A SAR may be exercised by delivery of a notice of exercise to the Company or by complying with the procedures authorized by the committee. Payment shall be in cash, shares or a combination thereof as provided for under the applicable award agreement. Settlement of SARs shall be in an amount equal to the product of:

•	the excess of the fair market value of a shares on the date of exercise over the grant price; and

•	the number of shares with respect to which the SAR is exercised.

Restricted Stock. The Incentive Plan provides for the grant of restricted stock to a participant from time to time in such number, and upon such terms as determined by the committee in its sole discretion and shall be evidenced by an award agreement. The award agreement shall include, but not limited to, a requirement for payment of a purchase price for each share of restricted stock; a restriction based upon the achievement of specific performance goals; time-based restrictions and time-based restrictions on vesting following attainment of performance goals; restrictions under applicable laws and requirements under any stock exchange or market on which the shares are listed or traded. The committee may determine where the certificates are retained until conditions or restrictions have been satisfied or passed. After all conditions and restrictions have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations) the shares covered by each restricted stock grant shall become freely transferable by the participant and may bear a restrictive legend. The participant will have full voting rights with respect to those shares during the period of restriction unless otherwise set forth in the award agreement.

Restricted Stock Units. The Incentive Plan provides for the grant of restricted stock units to a participant from time to time in such number, and upon such terms as determined by the committee in its sole discretion and shall be evidenced by an award agreement. A grant of restricted stock units shall not represent the grant of shares of common stock of the Company but shall represent a promise to deliver a corresponding number of shares of common stock of the Company based upon the completion of service or such other terms and conditions as specified in the applicable award agreement. The award agreement may include, but not limited to, a requirement for payment of a purchase price for each restricted stock unit; a restriction based upon the achievement of specific performance goals; time-based restrictions and time-based restrictions on vesting following attainment of performance goals; restrictions under applicable laws and requirements under any stock exchange or market on which the shares are listed or traded. A participant shall have no voting rights with respect to any grant of restricted stock units. Restricted stock units will be settled upon the date such restricted stock units vest. Settlement may be made in shares, cash or a combination as specified in the award agreement.

Performance Shares. The Incentive Plan provides for the grant of performance shares to a participant from time to time in such number, and upon such terms as determined by the committee in its sole discretion and shall be evidenced by an award agreement. Each performance shares shall have an initial value equal to the fair market value of a share on the grant date and the committee shall set performance goals that will determine the number of performance shares that will be paid to a participant. Settlement may be made in cash or shares or a combination as specified in the award agreement.

Performance Units. The Incentive Plan provides for the grant of performance units to a participant from time to time in such number, and upon such terms as determined by the committee in its sole discretion and shall be evidenced by an award agreement. Each performance unit shall have an initial notional value equal to a dollar amount as determined by the committee and the committee shall set performance goals that will determine the number of performance units that will be settled and paid to a participant. Earned performance units will be settled upon the close of the performance period in the form of shares, cash or a combination as specified in the award agreement.

Other Stock-Based and Cash-Based Awards. The Incentive Plan provides for the grant of other stock-based and cash-based awards, in a form not otherwise described above, to a participant from time to time in such numbers or amounts, and upon such terms as determined by the committee in its sole discretion and shall be evidenced by an award agreement. Each stock-based award shall be expressed in terms of shares or units based on shares and each cash-based award shall specify a payment amount or payment range as determined by the committee. Payment, if any, shall be made in accordance with the terms of the award agreement, in cash, shares or a combination as determined by the committee in its sole discretion.

Transferability of Awards and Shares. Awards granted under the Incentive Plan are non-transferable, except by will or pursuant to the laws of descent and distribution, or subject to consent of the committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction, and no award shall be subject to attachment, execution or levy of any kind. Options are exercisable solely by the participant during a participant’s lifetime. The committee may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amount payable or shares deliverable in the event of, or following the participant’s death may be provided.

The committee may in its discretion determine that any or all awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees; and subject to such terms and conditions as the committee may deem appropriate provided however, no award may be transferred for value without shareholder approval. The committee may also impose restrictions on any shares acquired by a participant under the Incentive Plan is it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities, blue sky or state securities laws or under stock exchange or market requirements upon which such shares are then listed or traded.

Compliance with Code Section 162(m). The provisions of the Incentive Plan are intended to ensure that all options and SARs granted hereunder to any participant who is or may be a covered employee at the time of exercise of such option or SAR grant qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) and that such options and SARs shall therefore be considered performance-based compensation and the Incentive Plan shall be interpreted and operated consistent with that intention. The committee may designate any award (other than an option or SAR) as performance-based compensation upon grant, in each case based upon a determination that (i) the participant is or may be a covered employee with respect to such award, and (ii) the committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The committee shall have the sole authority to specify which awards are to be granted in compliance with Section 162(m) and treated as performance-based compensation. Below are the materials terms of the performance goals under the plan for awards intended to qualify as performance-based compensation:

Eligible Employees. Performance-based awards may be granted to executive officers of the Company and any other employee of the Company or its affiliates who is or may be a covered employee as defined in Section 162(m).

Performance Measures. One or more of the following performance measures may be used for performance-based awards:

• Book value	• Operational performance measures

• Cash flow	• Pre-tax income

• Earnings (aggregate or per-share)	• Profitability ratios

• Earnings before or after either, or any combination of, interest, taxes, depreciation, amortization, or restructuring costs	• Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital)

• Return measures (including return on assets, equity, investment, invested capital, share price)	• Strategic business objectives (including objective project milestones) • Expenses/costs
• Gross or operating margins

• Gross or net revenues	• Same store sales

• Market share	• Transactions relating to acquisitions or divestitures

• Net income	• Working capital

• Operating income/profit	• Share price

Performance measures may (i) relate to the performance of the Company or any subsidiary as a whole or any business unit or division or any combination, (ii) be compared to the performance of comparator companies, or published or special index, (iii) be based on change in the performance measure over a specified period or be cumulative, (iv) relate to or be compared to one or more performance measures, or (v) any combination.

Maximum Amount of Compensation. For the maximum number of shares or amount payable with respect to a performance-based award see Annual Award Limits above.

Effect of Termination of Services. Each Award Agreement evidencing a grant shall provide for the extent to which a participant shall vest in or forfeit such award following the participant’s termination of employment or termination as a third-party service provider and, with respect to an award in the form of an option or SAR, the extent to which a participant shall have the right to exercise the option or SAR following the participant’s termination of employment or termination as a third-party service provider. These provisions shall be determined in the sole discretion of the committee and included in each award agreement entered into with each participant.

Dividend Equivalents. In general, the committee may grant dividend equivalents and the dividend equivalents will be paid in cash or additional shares or awards as determined by the committee.

Change of Control. Unless otherwise determined by the committee and set forth in the applicable Award Agreement, upon the occurrence of a change of control:

(1)	a participant’s then-outstanding options and SARs shall immediately become fully vested (and all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable award agreement;

(2)	a participant’s then-outstanding awards, other than options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a participant to the Company shall become fully vested and shall be settled in cash, shares or a combination as provided under the applicable award agreement as soon as practicable following such change in control; and

(3)	unless otherwise specified in an award agreement, a participant’s then-outstanding awards, other than options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a performance condition shall immediately vest as if such target performance was achieved and shall be settled in cash, shares or a combination as provided under the applicable award agreement as soon as practicable following such change in control.

A change of control means the occurrence of one or more of the following:

(1)	any person or any group in the aggregate equity interests (other than Greenlight Capital, L.L.C. and its affiliates) shall:

•	beneficially own (directly or indirectly) more than 50% of the aggregate voting power of all of our equity interests at the time outstanding; or

•	have the combined voting power entitled to vote generally in the election of our board of directors.

(2)	any persons, who as of the effective date, constitute the board of the directors (“incumbent board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3)	consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the company and/or any entity controlled by the company, or a sale or other disposition of all or substantially all of the assets of the company, or the acquisition of assets or stock of another entity by the company or any entity controlled by the company;

(4)	approval by the shareholders of the company of a complete liquidation or dissolution of the company; or

(5)	any event or circumstance constituting a “change in control” under any documentation evidencing or governing any indebtedness of the company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the company to prepay (by acceleration or otherwise, purchase, offer to purchase, redeem or defease all or a potion of such indebtedness).

Amendment and Termination. The Incentive Plan will terminate ten years from the effective date. However, the board of directors may amend or terminate the plan and any outstanding award at any time. An outstanding award may not be amended without prior shareholder approval to: (1) reduce the option price of an outstanding option or reduce the grant price of an outstanding SAR; (2) cancel an outstanding option or SAR in exchange for other options or SARs with an option or grant price less than the originally granted option or SAR; or (3) cancel an outstanding option or SAR with option or grant price less than the fair market value of a share on the date of cancellation in exchange of cash or another award. Notwithstanding the foregoing, no amendment of the plan shall be made without shareholder approval if shareholder approval is required pursuant to applicable stock exchange rules, state corporate laws, applicable U.S. federal laws or other applicable laws.

Adjustments. The Incentive Plan provides for adjustment to the terms and conditions of the awards in recognition of unusual or nonrecurring events affecting the company or the financial statements of the company or changes in applicable laws, regulations, or accounting principles whenever the committee determines such adjustments appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan. No termination or amendment of this Plan or an award agreement shall adversely affect in any material way any award previously granted under this Incentive Plan without the written consent of the participant holding such award. The committee may deem it necessary or advisable to amend the Incentive Plan or an award agreement for the purpose of conforming the Incentive Plan or an award agreement to any law relating to plans of this or similar nature and to the administrative regulations and rulings promulgated thereunder. A participant accepting an award under the Incentive Plan agrees to any amendment to the Plan and any award without further consideration or action.

Tax Withholding. Under the Incentive Plan, the company shall have the power and the right to deduct or withhold, or require a participant to remit to the company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the Incentive Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

Under the Incentive Plan, with respect to withholding required upon the exercise of options or SARs, upon the lapse of restrictions on restricted stock, upon the settlement of restricted stock units, or upon the achievement of performance goals related to performance shares, or any other taxable event arising as a result of an award granted hereunder (collectively and individually referred to as a “share payment”), a participant may elect, subject to the approval of the committee, to satisfy the withholding requirement, in whole or in part, by having the company withhold from a share payment the number of shares having a fair market value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the participant, and shall be subject to any restrictions or limitations that the committee, in its sole discretion, deems appropriate.

Federal Income Tax Consequences

The following is intended only as a brief summary of the material U.S. federal income tax consequences of the Incentive Plan. The tax consequences to a participant will generally depend upon the type of award issued to the participant. In general, if a participant recognizes ordinary income in connection with the grant, vesting or exercise of an award, we will be entitled to a corresponding deduction equal to the amount of the income recognized by the participant. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

Options and Stock Appreciation Rights. In general, a participant does not have taxable income upon the grant of an option or a stock appreciation right. The participant will recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of shares acquired on exercise over the aggregate option price for the shares. Upon exercising a stock appreciation right, the participant will recognize ordinary income equal to the cash or fair market value of the shares received. A participant will not recognize ordinary income upon exercise of an incentive stock option, or ISO, except that the alternative minimum tax may apply. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant will recognize ordinary income. Otherwise, a sale of shares acquired by exercise of an option or a stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in the shares. We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or stock appreciation right, but no tax deduction relating to a participant’s capital gains. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling or transferring the shares.

Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. If an award is subject to a restriction on transferability and a substantial risk of forfeiture (for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. If an award has no restriction on transferability or is not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares received. We can ordinarily claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below regarding Section 162(m) of the Code. A participant may irrevocably elect to accelerate the taxable income to the time of grant of restricted stock rather than upon lapse of restrictions on transferability or the risk of forfeiture (Section 83(b) election).

Section 409A. Section 409A of the Code imposes election, payment and funding requirements on “nonqualified deferred compensation” plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Certain awards that may be issued under the plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.

Section 162(m). Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deduction limitation of Section 162(m). Under the Incentive Plan, options and stock appreciation rights granted with an exercise price at least equal to 100% of the fair market value of the underlying shares on the date of grant are intended to qualify as “performance-based” compensation. In addition, grants of restricted stock, restricted stock units, performance shares and performance units that require satisfaction of performance-based requirements in order to become vested and non-forfeitable are intended to satisfy the requirements of Section 162(m) if the measure of performance for vesting or payment of the award is approved by our stockholders and the other requirements of Section 162(m) are satisfied. A number of requirements must be met in order for particular compensation to qualify, and we cannot assure you that compensation under the Incentive Plan will be fully deductible by us under all circumstances.

New Plan Benefits

The awards that will be granted under the Incentive Plan in the future to eligible employees and third party service providers, as determined by the committee from time to time, are not determinable because the committee may choose to grant awards or may choose to decline to grant awards in accordance with the committee’s existing policies and the terms of the Incentive Plan. The closing price of a share of our common stock on the NASDAQ Stock Market on March 15, 2011 was $15.26 per share.

The following table sets forth awards of restricted stock units that were granted under the Incentive Plan on February 22, 2011, subject to stockholder approval of the Incentive Plan.

Name and Position	Restricted Stock Units (#) (1)
Jeffrey J. O’Neill President and Chief Executive Officer	15,600
Daniel J. Dominguez Chief Operating Officer	2,500
Emanuel P.N. Hilario Chief Financial Officer	4,500
James P. O’Reilly Chief Concept Officer	4,500
Rhonda J. Parish Chief Legal Officer	4,500

Executive Officers as a Group	31,600
Non-Executive Director Group (2)	—
Non-Executive Employee Group	22,500

(1)	Restricted stock units were granted on February 22, 2011, subject to stockholder approval of the 2011 Omnibus Incentive Plan at the 2011 Annual Meeting, vesting 1/3 on each of the first three anniversaries after the date of grant, settled upon each vesting date and pursuant to other terms and conditions as provided in the award agreement.
(2)	Other than our President and Chief Executive Officer, none of our directors are eligible to participate in the Incentive Plan.

PROPOSAL 4

ADVISORY VOTE ON COMPENSATION

OF THE COMPANY’S EXECUTIVE OFFICERS

As a result of the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), our stockholders are being asked to vote or approve on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described under the heading “Compensation Discussion and Analysis”, our executive compensation programs are designed to attract and retain high caliber executives to carry out our strategic objectives and to motivate them to enhance stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2010 compensation of our named executive officers.

As required by the Dodd-Frank Act, under this proposal commonly known as “say-on-pay,” our stockholders are provided the opportunity to express their views on our named executive officers’ overall compensation, as described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Einstein Noah Restaurant Group, Inc., (the “Company”) that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the Securities and Exchange Commission’s disclosure rules.

The say-on pay vote is advisory and is nonbinding on the Company, the compensation committee and our board of directors. However, our board of directors and compensation committee value the opinions of our stockholders and the outcome of the vote will be given due consideration by the board of directors and compensation committee in their discretion.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve Proposal 4. This proposal is non-binding. Greenlight has indicated its intention to vote in favor of Proposal 4.

Recommendation

The board of directors recommend that stockholders vote FOR Proposal No. 4. If not otherwise specified, proxies will be voted FOR Proposal No. 4.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF HOLDING

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As part of the “say-on-pay” rules enacted under the Dodd-Frank Act, our stockholders may indicate by an advisory (nonbinding) vote the frequency in which they will have an advisory vote on the compensation paid to our named executive officers. The choices available under the say-on-pay rules are every one, two or three years.

The Company believes that say-on-pay votes should be conducted every three years. Please mark your proxy card to indicate your preference on this Proposal.

Even though this vote is nonbinding, the results will be given due consideration by the Company in its discretion.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been selected by stockholders. This proposal is non-binding. Greenlight has indicated its intention to vote for the option of every three years as the frequency with which to hold an advisory vote on executive compensation on Proposal 5.

Recommendation

The board of directors recommends that stockholders vote for the option of every three years as the frequency with which stockholders are provided an advisory vote on executive compensation. If not otherwise specified, proxies will be voted for the option of every three years.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

A resolution will be presented at the Annual Meeting to ratify the appointment by the board of directors of the firm of Grant Thornton LLP, an independent registered public accounting firm, as independent auditors to audit our financial statements for the year ending January 3, 2012. Inclusion of this proposal in our proxy statement to ratify the appointment of our independent auditors for year ending January 3, 2012 is not required, but is being submitted as a matter of good corporate practice.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to Independent Auditors

For the fiscal years ended December 28, 2010 and December 29, 2009, Grant Thornton LLP, our independent auditor, billed the approximate fees set forth below:

Audit Fees

Aggregate fees billed by Grant Thornton LLP in connection with the audit of our consolidated financial statements as of and for the year ended December 28, 2010 and their reviews of the unaudited condensed consolidated interim financial statements during the year ended December 28, 2010 were approximately $429,157(1). Aggregate fees billed by Grant Thornton LLP in connection with the audit of the consolidated financial statements as of and for the year ended December 29, 2009 and its reviews of the unaudited condensed consolidated interim financial statements during the year ended December 29, 2009 were approximately $445,153.

(1)	The fees for year ended December 28, 2010 exclude any unbilled incremental amounts for services performed by Grant Thornton LLP related to restatement of the 2010 Form 10-K.

Audit-Related Fees

Audit-related fees billed by Grant Thornton LLP in fiscal years ended December 28, 2010 and December 29, 2009 were approximately $18,605 and $18,777, respectively, relating to the annual 401(k) audit.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for the years ended December 28, 2010 and December 29, 2009 were $187,173 and $37,881, respectively, for a fixed asset capitalization review study and a sales and use taxability study.

All Other Fees

There were no other fees billed by Grant Thornton LLP during the years ended December 28, 2010 and December 29, 2009.

Pre-Approval Policies and Procedures

Our audit committee has established procedures for pre-approval of audit and non-audit services as set forth in the audit committee charter. The audit committee pre-approves all services performed by Grant Thornton LLP and discloses such fees under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above. The audit committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining Grant Thornton LLP’s independence.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 6. Greenlight has indicated its intention to vote in favor of Proposal 6.

Recommendation

The board of directors recommends that stockholders vote FOR Proposal 6. If not otherwise specified, proxies will be voted FOR Proposal 6.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and Compensation Committee Report shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors consists of three non-employee independent directors, Michael W. Arthur, Chairman, Frank C. Meyer and S. Garrett Stonehouse, Jr. The audit committee is a standing committee of the board of directors and operates under a written charter initially approved by the board of directors in January 2004, which is reviewed annually and which was most recently reviewed and approved by the committee in February 2011.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

The audit committee has reviewed with our management and the independent accountants the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 28, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, as amended, Communication With Audit Committees.

Our independent accountants also provided to the audit committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the audit committee concerning independence. The audit committee discussed with the independent accountants that firm’s independence. The audit committee considered the non-audit services provided by the independent accountants and subsequently concluded that such services were compatible with maintaining the accountants’ independence.

Based on the audit committee’s discussion with management and the independent accountants, and the audit committee’s review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 28, 2010 filed with the SEC.

AUDIT COMMITTEE

Michael W. Arthur, Chairman

Frank C. Meyer

S. Garrett Stonehouse, Jr.

COMPENSATION COMMITTEE REPORT

The compensation committee has revised and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

S. Garrett Stonehouse, Jr., Chairman

Michael W. Arthur

Thomas J. Mueller

COMPENSATION DISCUSSION & ANALYSIS

In this Compensation Discussion and Analysis, we discuss our compensation objectives, our compensation decisions and the rationale behind those decisions in connection with 2010 compensation of our executive officers. Our named executive officers, or NEOs, include:

Jeffrey J. O’Neill	President and Chief Executive Officer (CEO)
Daniel J. Dominguez	Chief Operating Officer (COO)
Richard Dutkiewicz	former Chief Financial Officer (CFO)
Emanuel P.N. Hilario	Chief Financial Officer (CFO)
James O’Reilly	Chief Concept Officer (CCO)
Rhonda J. Parish	Chief Legal Officer (CLO)

Mr. Hilario became our CFO in May 2010 and Mr. Dutkiewicz resigned from the Company effective April 9, 2010.

Executive Summary

How was our company performance for fiscal 2010?

During 2010, we invested in promotions and marketing initiatives in order to attract new customers and encourage existing customers to try new products. In addition, we continued modest growth, opening 6 new restaurants while upgrading 17 restaurants to keep our restaurants current and opening 14 new franchise stores and 35 license stores. We also focused on expanding store level margins at our Company-owned restaurants by reducing costs given the difficult economic environment. The chart below summarizes some key Company financial and stock results for fiscal 2010 compared to fiscal 2009.

	Fiscal 2010	Fiscal 2009	Change (%)
EBITDA (in millions)	$45.3	$42.3	7
Stock price per share as of fiscal year-end	$13.75	$9.83	39.9

How does our executive compensation tie to company performance?

Our compensation philosophy reflects our business strategy by continuing to focus on earnings before interest, taxes, depreciation and amortization (EBITDA). In order to accomplish our goals, the committee determined that it was appropriate to incent and motivate our NEOs to achieve our corporate objectives by continuing to use EBITDA and individual performance evaluations for our annual performance bonus plan. For additional information about our annual performance bonus awards see “Elements of Executive Compensation” below.

Objectives of our Executive Compensation Program

What are the objectives of our compensation program?

The objectives of our compensation program are to attract and retain high caliber executives to carry out our strategic objectives and to motivate them to enhance stockholder value. The compensation committee evaluates our business and compensation objectives on a regular basis, most recently reviewing the business objectives in November 2010. Our compensation strategy is necessarily tied to our stage of development and growth as a business.

The committee strives to balance the goal of providing competitive compensation consistent with our financial resources, while motivating our NEOs to achieve business objectives for increased stockholder value. The committee further reviews the total level of compensation to determine that our levels of pay are competitive relative to the Company’s performance and restaurant industry peers. As a result, the specific direction, emphasis and components of our executive compensation program continue to evolve together with our business strategy and performance expectations. For example, target and threshold EBITDA goals, our primary financial measure, have been reviewed and revised from year-to-year to reflect our growth and development plans. The committee will continue to evaluate our compensation philosophy and make modifications designed to balance financial rewards and incentives in order to drive our business.

Who designs our compensation program and makes compensation decisions?

The compensation committee is responsible for designing and administering our executive compensation programs and making decisions regarding compensation of our executive officers. In 2010, our compensation decisions with respect to salaries were made in the first quarter of the calendar year. Our compensation planning process neither begins nor ends with any particular committee meeting. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

How are compensation decisions made?

The compensation committee periodically reviews data about the compensation levels of executives in the restaurant industry in order to determine whether our compensation packages are competitive. In connection with the recruitment of our CCO, CLO and CFO during 2009 and 2010, the committee performed a review of our NEO base salaries compared to other executives in these positions at similarly-sized restaurant companies using information from a variety of resources, including public information about certain companies and surveys. See “Peer Group—Companies and Surveys” below for additional information regarding the component companies reviewed for each NEO position and the component companies included in the surveys. In addition, our CEO provides executive compensation recommendations to the committee based on NEO job descriptions and performance.

Although the committee has the authority, it did not engage outside compensation consultants to provide compensation information for the committee during consideration of 2010 NEO compensation. The committee did engage an outside compensation consultant, Meridian Compensation Partners LLC, in the second half of 2010 to provide compensation information to the committee for consideration of future NEO compensation.

What is the impact of an individual NEO’s performance on compensation?

The compensation committee or its representative meets periodically with the CEO and other NEOs to evaluate the NEO’s respective performance according to the essential job duties described in the NEO’s job description. These meetings include a performance evaluation as well as an opportunity to review the job description for accuracy and to discuss any modifications to the job description for the coming year. Each job description outlines the essential functions of the position and are specific to the tasks each NEO is directly responsible for achieving. The performance evaluation meeting focuses the executive on operational and service objectives in addition to financial objectives. Individual performance affects both the base salary and the individual performance component of the bonus of each NEO.

Elements of Executive Compensation

What are the elements of our executive compensation program?

The material elements of our executive compensation program are: base salary, annual performance bonus (cash), and equity awards (primarily stock options). The program is designed to motivate our NEOs to enhance stockholder value by rewarding them for their performance and contributions toward achievement of short-term and long-term Company goals.

The 2010 compensation program was designed to reward attainment of goals that have a direct impact on our business results, in particular our financial results. The program also considers our overall financial position. Positive and ongoing improvements in our financial results have been rewarded through both the annual performance bonus and equity award elements of our compensation program. Base salary and annual performance bonuses are designed to reward current performance while equity awards provide a long-term incentive and align our NEOs’ and stockholders’ interests.

We utilize the annual performance bonus plan to motivate our NEOs to achieve specific business and financial goals based on our annual business plan. In 2010, the financial component of the annual performance bonus plan was tied to EBITDA and further adjusted up (or down) for the following items (Adjusted EBITDA):

•	Loss (gain) on sale, disposal or abandonment of assets, net;

•	Impairment charges and other related costs;

•	(Other income) expense; and

•	Significant non-recurring items as approved by the directors.

For 2010, Adjusted EBITDA was an important measure in our compensation program because it aligned executive compensation with stockholder interests, is a quantitative measure of operating performance and has a direct correlation to meeting our obligations to our lenders.

Base Salary

We pay base salary to our NEOs to provide current compensation for their services. The amount of base salary is designed to be competitive with salaries for similar positions in the restaurant retail and hospitality industries. We regularly review competitor and market data in the restaurant, retail and hospitality industries to determine the reasonableness of our compensation within the financial constraints of our performance. We use revenues and geography to further refine this analysis. As described above, for each of the NEO positions, we used survey data based upon our industry and size, and public information about companies that we consider competitors. Based in part upon this information, in 2010 we made modest adjustments averaging 2.3% in base salaries for our CEO, COO and CCO. Our CLO, Ms. Parish, and our CFO, Mr. Hilario, were hired in January 2010 and May 2010, respectively. Ms. Parish received an adjustment of 7.5% to base salary in August 2010. Mr. Hilario did not receive any increase in base salary.

Annual Performance Bonus

We provide an annual performance bonus opportunity, payable in cash, to each NEO as a short-term incentive. The purpose of the annual performance bonus is to drive Company-based initiatives and financial results and to directly tie a substantial portion of executive compensation to achievement of those financial results. Each executive was eligible for an annual performance bonus based on Adjusted EBITDA performance in 2010.

Target Bonus % of Base Salary
Jeffrey J. O’Neill	100%
Daniel J. Dominguez	75%
Richard Dutkiewicz	75%
Emanuel P.N. Hilario	75%
James O’Reilly	75%
Rhonda J. Parish	75%

The committee adopted the 2010 Bonus Plan in February 2010. Under the plan, 85% of the bonus is based solely on Adjusted EBITDA results (Company Performance Portion) and 15% on individual performance (Individual Performance Portion). To be eligible for the Company Performance Portion or the Individual Performance Portion of the bonus, the Company must achieve a minimum threshold level of Adjusted EBITDA. Once the threshold level is met, increasing percentages of bonuses are earned based upon the degree to which actual Adjusted EBITDA exceeds the threshold level. The Adjusted EBITDA threshold level and scale for 2010 represented growth goals for the Company and were set to challenge NEOs to achieve those results. Once the Adjusted EBITDA threshold is met, 85% of the bonus (the Company Performance Portion) is earned. If performance far exceeds the anticipated goal, additional bonuses may be paid out at the discretion of the board of directors upon recommendation of the committee.

In February 2011, the committee evaluated the Company’s performance against the specific financial targets set at the beginning of 2010 to determine whether any participant was eligible for a bonus. For 2010, the threshold was $42.3 million Adjusted EBITDA, with no payments for performance below this amount. As Adjusted EBITDA results increased from the threshold to the target of $46.5 million and to the maximum cap of $48.6 million, the amounts in the bonus pool increased in increments. Based on Adjusted EBITDA of approximately $45.3 million for 2010, the bonus pool level was 71% of the highest target level attained. Adjusted EBITDA of approximately $45.3 million includes the calculated bonus pool.

	2010 Threshold	2010 Target	2010 Actual	2009 Actual	Change (%)
Adjusted EBITDA	$42.3 million	$46.5 million	$45.3 million	$42.3 million	7%

The committee then reviews the individual performance of each NEO compared to the job description, key initiatives, goals and objectives of each NEO. Individual performance is also evaluated in light of financial, operational and customer experience elements that most accurately reflect the NEO’s role and responsibilities, with recommendations from our CEO. Based on the committee’s evaluation, up to 100% of the Individual Performance Portion is awarded.

The amount of total annual performance bonus paid to our NEOs for 2010 is reported in our Summary Compensation Table under two separate columns, the Company Performance Portion is reported in the Non-Equity Incentive Plan Compensation column and the Individual Performance Portion is reported in the Bonus column.

In February 2011, the committee adopted the 2011 Bonus Plan. Under the 2011 plan, the committee designated Adjusted EBITDA, system-wide sales and same store sales, with possible adjustment of significant non-recurring items approved by the directors, as the performance measures for the Company Performance Portion of which 100% of the bonus is based solely on the financial component of the bonus plan. An additional discretionary bonus based on individual performance may be awarded with a capped maximum at an additional 50% of target for any NEO. The 2011 plan incorporates increased target levels for Adjusted EBITDA and sales to incent improved Company performance.

Equity Awards

Equity-based incentives are the long-term component of our executive officer compensation program. We believe that equity awards align the financial interests of our executives with those of our stockholders for periods greater than the single-year focus of the annual performance bonus plan. Equity incentives also encourage retention of employees through multi-year vesting schedules. Historically, we have granted equity awards to our NEOs in the form of stock options. On January 9, 2009, we also granted restricted stock to our CEO, Mr. O’Neill, in connection with his commencement of employment. During 2010, we granted stock appreciation rights to a broad-based group of our employees, excluding our NEOs.

Stock Options. We grant stock options under our Executive Employee Incentive Plan. Stock options reward the recipient for the increase in our stock price during the holding period but are also a form of at-risk compensation because the potential value of each option can fall to zero if the price of our stock is lower than the exercise price when the options expire. To determine the number of options granted to each NEO, the committee reviews levels of responsibility, experience, internal pay equity, retention concerns, total compensation and number of options available under the Executive Employee Incentive Plan. We grant stock options with an exercise price equal to the closing price of our common stock on the date of grant, and the options generally expire ten years after the date of grant. Commencing with options granted to our CEO at the time of his employment in December 2008 and continuing in 2010, options vest in three equal installments on the first, second and third anniversaries of the grant date. In February 2010, we granted a total of 190,000 options to our NEOs. In June 2010, we granted 60,000 options to Mr. Hilario at the time of his commencement of employment. On occasion, the compensation committee may also grant options with vesting based on specific events, performance or timing in order to provide an incentive to achieve a specific goal or result.

Restricted Stock. As an inducement to accept employment as our CEO, the committee granted Mr. O’Neill 63,776 shares of restricted stock, valued at $375,000 effective January 9, 2009, the date of grant. One-third of these restricted shares vest on each of January 9, 2010, January 9, 2011 and January 9, 2012, provided he remains employed by the Company.

Our NEOs’ total compensation may vary significantly from year-to-year based on Company and individual performance. Further, the value of equity awards made to our senior executives will vary in value based on our stock price performance.

On February 22, 2011, our board of directors adopted the Einstein Noah Restaurant Group, Inc. 2011 Omnibus Incentive Plan (“2011 Omnibus Incentive Plan”) which is being submitted to our shareholders for approval at our annual meeting. The 2011 Omnibus Incentive Plan will replace the Executive Employee Incentive Plan. One of the purposes of the 2011 Omnibus Incentive Plan is to provide more flexibility in the type of awards, such as restricted stock and restricted stock units that may be granted by the compensation committee to eligible employees. See “Proposal 3” for additional information.

Other Compensation Decisions

What benefits and perquisites do our NEOs receive?

Our NEOs participate in our health and welfare benefit programs, such as medical, dental and vision care coverage, disability insurance and life insurance that are generally available to our employees. They are also eligible for paid time off, which is earned in increments throughout the year. Upon termination, each NEO is entitled to payment of accrued benefits earned prior to his or her termination.

Our COO and CCO are also reimbursed for travel, lodging, food, transportation and other incidental expenses incurred in connection with commuting from their respective homes in California and Kentucky to our corporate offices in Lakewood, Colorado.

What other plans may our NEOs participate in?

Our NEOs may participate in our non-qualified deferred compensation plan. Under federal tax rules, the participation of our NEOs and certain other management employees in our 401(k) plan is limited. The purpose of the non-qualified plan is to provide a similar means of saving for retirement for affected individuals. Eligible employees, including the CEO, COO, CCO, CFO and CLO, may elect to defer the payment of up to 80% of their base salary and bonus under this plan.

Do we have employment agreements or agreements for payments upon termination of employment?

We do not currently utilize employment agreements, other than offers of employment. As part of Mr. O’Neill’s employment offer, the Company agreed to pay him one year’s severance if he is terminated without cause and, upon a change of control, to remove the restrictions on his restricted stock. Under the offer of employment to Mr. Hilario, the Company agreed to pay him severance in an amount equal to six months’ salary if terminated without cause prior to his relocation permanently to Colorado and an amount equal to one year’s salary once he has permanently relocated to Colorado if terminated for any reason other than cause. We do not currently have any change of control agreement, termination or severance plan or similar agreement with our COO, CCO or CLO.

Under the Executive Employee Incentive Plan upon a change in control as defined in the plan, all outstanding options become fully vested and exercisable. Also under the Executive Employee Incentive Plan, upon a merger, reorganization or sale of the Company, the committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser company; or (iii) make any other provision for outstanding options as the committee deems appropriate. After the termination of service of an employee, director or consultant, (other than termination for cause) he or she may exercise his or her vested options for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service, unless the committee provides otherwise. However, in no event may an option be exercised later than the expiration of its term.

On February 23, 2011, our board of directors approved and adopted the 2011 Omnibus incentive Plan, subject to the approval of our stockholders at the Annual Meeting. For more information, please see Proposal 3.

Do we have a policy regarding stock ownership?

We do not have stock ownership guidelines for our NEOs; however, the committee considers the number of options (and other equity awards) previously granted to our NEOs and other key employees in determining whether to grant additional options and the amount of options.

What is the impact of regulatory requirements?

We are subject to various regulatory and disclosure requirements under tax, accounting, and securities laws and regulations. However, we do not believe that the effect of these rules has a substantial impact on our compensation decisions or philosophy. Regulatory requirements have a limited impact on our compensation plan and program components, as we are focused primarily on the competitive landscape and compensation practices of other restaurant companies. Nevertheless, our stockholders have approved our Executive Employee Incentive Plan and material amendments to the plan so that we may make performance-based awards under the plan that are designed to satisfy the performance-based exception to the deduction limit under Section 162(m) of the Internal Revenue Code, provided the other requirements for performance-based compensation are satisfied.

Conclusion

The three primary elements of compensation that we provide are intended to achieve a combination of our corporate objectives and to provide competitive and reasonable executive compensation. Tying the annual performance bonus to Adjusted EBITDA and including other performance factors in 2011, focuses our NEOs on financial measures of success that are important to our stockholders. The time-vesting component of long-term incentives encourages continued service. We believe our NEOs are reasonably compensated in a manner that is consistent with our interests and the interests of our stockholders. Our NEOs have shown dedication to our success and we believe this has been achieved, in part, through our compensation philosophy and decisions.

Peer Group—Companies and Surveys

For each NEO, the surveys and companies referred to were:

Chain Restaurant Compensation Association (CRCA) Survey

The Chain Restaurant Compensation Association is a member based group whose survey this year represented 90 organizations including individual restaurant concepts and Restaurant Groups, a company that may cover several concepts. In 2009, the survey participants were split as follows: 34% Dinner House concepts, 15% Family Dining, 8% Quick Casual, 26% Quick Service and 17% Restaurant Group. Comparisons were made with regards to base compensation and short/long term incentive compensation. The Quick Casual Restaurant Segment and the data for all restaurants with revenues from $100 million to $2 billion are considered the key benchmark data from this survey.

2009 CRCA Survey Participants:

AFC Enterprises, Benihana, Bo Jangle’s Restaurants, Bob Evans Farms, Boddie-Noell Enterprises, Boston Market, The Braid Group, Brinker International, Buca, Inc., Buffalo Wild Wings, Inc., Buffet Partners, Buffets, Burger King, Caribou Coffee Company, Carlson Restaurants Worldwide, CBC Restaurant Corp, CBRL Group, CEC Entertainment, Checkers Drive-In Restaurants, The Cheesecake Factory, Chipotle Mexican Grill, CKE Restaurants, Claim Jumper Cosi Inc., Darden Restaurants, Dave & Buster’s, Denny’s Dine Equity, Dominos Pizza, Donato’s Pizzeria, Duke and King Acquisition, Dunkin’ Brands, Eat’n Park Hospitality Group, Einstein Noah Restaurant Group, Inc., El Pollo Loco, Famous Dave’s Of America Inc., Fired Up, Friendly Ice Cream, Frisch’s Restaurants, Golden Corral, Hard Rock Café, Hooter’s of America, Ilitch Holdings, In-N-Out Burger, International Dairy Queen, International Meal Company Holdings, International Coffee and Tea, Jack in the Box, The Jacmar Companies, Jamba, Inc., Joe’s Crab Shack Holdings, Krispy Kreme Holdings, The Krystal Company, LaRosa’s, Legal Sea Foods, Logan’s Roadhouse, Mazzio’s Corporation, McDonald’s, Morton’s Restaurant Group, NPC International O’Charley’s, P.F. Chang’s China Bistro, Panda Restaurant Group, Panera Bread Company, Papa Gino’s, Papa John’s International, Patina Restaurant Group, Perkins Restaurant and Bakery, Potbelly Sandwich Works, Raising Cane’s Restaurants, Real Mex Restaurants, Red Robin Gourmet Burgers, Inc., Restaurants Unlimited, Rock Bottom Restaurants, Rubio’s Restaurants, Ruby Tuesday, Ruth’s Chris Steak House, Inc., Sonic Restaurants, Specialty’s Café, Starbucks, Taco John’s International, Texas Roadhouse, Thomas & King, Universal Parks and Resorts, Uno Restaurant Holding, Walt Disney, Wendy’s /Arby’s Group, Whataburger, White Castle System, and YUM! Brands.

Salary.com CompAnalyst Executive

CompAnalyst Executive is a subscription software tool provided by Salary.com which provides data from proxy statements for public companies. This is used to compare base salaries, incentive plans and equity compensation for the top executive positions within the company.

Salary.com CompAnalyst Job Analyzer

CompAnalyst Job Analyzer is a subscription software tool provided by Salary.com which provides direct and indirect compensation data compiled from thousands of companies. The benchmark data is selected for each position by the user, usually the Services and/or Restaurant Industry with revenues from $100 million to $2 billion. This is used to compare base salaries and incentive plan compensation for all positions, including the top executive group.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the amount of compensation we paid to our Principal Executive Officer (PEO), each individual who served as our Principal Financial Officer (PFO) and each of our other executive officers during the past fiscal year (NEOs). The amounts shown include the cash and non-cash compensation awarded to, earned by and paid to each NEO.

2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)

Jeffrey J. O’Neill	2010	474,490		50,901	—	308,238	288,437	—		1,122,066
President and Chief Executive Officer	2009	460,000		60,503	375,000	—	14,076	—		909,579
	2008	26,538	(5)	—	—	176,435	—	72,655	(6)	275,628

Daniel J. Dominguez	2010	318,963		21,700	—	102,746	144,668	39,015	(7)	308,129
Chief Operating Officer	2009	314,053		22,884	—	41,383	9,676	46,125	(7)	434,121
	2008	308,057		6,262	—	147,857	47,547	49,448	(7)	559,171

Richard P. Dutkiewicz	2010	87,938	(8)	—	—	128,433	—	—		216,371
Former Chief Financial Officer	2009	268,585		23,688	—	33,859	7,803	—		333,935
	2008	256,452		5,217	—	98,151	39,419	—		399,239

Emanuel P.N. Hilario (9)	2010	165,519		61,382	—	319,922	64,499	110,070	(10)	721,392
Chief Financial Officer

James P. O’Reilly	2010	291,462		22,233	—	128,433	132,619	73,533	(12)	648,280
Chief Concept Officer	2009	197,308	(11)	23,241	—	134,374	8,721	45,948	(12)	409,592

Rhonda J. Parish (13)	2010	252,308		25,488	—	308,238	116,098	147,839	(14)	849,971
Chief Legal Officer

(1)	Bonus amounts represent discretionary amounts earned in 2008, 2009 and 2010 under the 2008, 2009 and 2010 Bonus Plans, respectively. Under the 2008, 2009 and 2010 Bonus Plans, once the Company achieved defined Adjusted EBITDA targets, 15% of the bonus pool was discretionary and 85% was based on financial performance.
(2)	Amounts in this column are based on the aggregate grant date fair value of the stock awards granted. For a discussion of the assumptions used in calculating grant date fair value, see Note 2 to our audited financial statements on pages 62 and 63 of our Form 10-K for the year ended December 28, 2010.
(3)	In February 2008, 2009 and 2010, and in August 2008 we granted options to purchase shares of our common stock which vest as described above in “Compensation Discussion and Analysis.” In December 2008 we granted options to purchase shares to Mr. O’Neill, in April 2009 we granted options to purchase shares to Mr. O’Reilly and in June 2010 we granted options to purchase shares to Mr. Hilario. Aggregate total number of stock options awards outstanding are shown below in the “Outstanding Equity Awards at 2010 Year End” table. Amounts in this column are based on the aggregate grant date fair value of the options granted and the probability of their outcome, 100%, when granted. For a discussion of the assumptions used in calculating grant date fair value, see Note 2 to our audited financial statements on pages 62 and 63 of our Form 10-K for the year ended December 28, 2010.
(4)	Represents the amounts paid based on meeting Adjusted EBITDA targets that are communicated in advance to the NEOs and are not certain to be satisfied. These amounts are the amounts awarded as the financial performance component (85%) of the bonus pool in 2008, 2009 and 2010.
(5)	Mr. O’Neill became our CEO in December 2008. The amount paid to him in 2008 was based on an annual salary of $460,000.
(6)	The amount shown represents the aggregate cost to the Company of providing relocation allowances and reimbursement of expenses to Mr. O’Neill for moving his principal residence to the Company’s headquarters in Colorado.
(7)	The amount shown represents $39,015 in 2010, $43,353 in 2009 and $46,569 in 2008 as the aggregate cost to the Company of providing travel from Mr. Dominguez’s residence in California to Lakewood, Colorado and living expenses for Mr. Dominguez near the Company’s principal office in Lakewood, Colorado. The amount also includes life insurance imputed income in 2010, 2009 and 2008.

(8)	Mr. Dutkiewicz resigned from the Company effective April 9, 2010. The amount paid to him in 2010 was based on an average annual salary of $260,000 and includes accrued vacation.
(9)	Mr. Hilario became our CFO in May 2010. The amount paid to him in 2010 was based on an annual salary of $285,000 with bonus prorated for 2010 from his date of hire.
(10)	The amount shown for 2010 represents a one time payment of $50,000 for relocation expenses, $30,000 for temporary housing near the Company’s principal office in Lakewood, Colorado and $29,869 in moving expenses considered separate from the one time payment. The amount also includes life insurance imputed income in 2010.
(11)	Mr. O’Reilly became our CCO in April 2009. The amount paid to him in 2009 was based on an annual salary of $285,000.
(12)	The amount shown represents $73,533 in 2010 and $45,712 in 2009 as the aggregate cost to the Company of providing travel from Mr. O’Reilly’s residence in Kentucky to Lakewood, Colorado and living expenses for Mr. O’Reilly near the Company’s principal office in Lakewood, Colorado. The amount also includes life insurance imputed income in 2010 and 2009.
(13)	Ms. Parish became our CLO in January 2010. The amount paid to her in 2010 was based on an annual salary of $265,000 with an increase in August 2010 to $285,000. Her bonus was prorated for 2010 from her date of hire.
(14)	The amount shown for 2010 represents a one time payment of $80,000 for relocation expenses, $20,363 as the aggregate cost to the Company of providing travel from Ms. Parish’s residence in South Carolina to Lakewood, Colorado and living expenses for Ms. Parish near the Company’s principal office in Lakewood, Colorado, and $46,691 in additional moving expenses considered separate from the one time payment. The amount also includes life insurance imputed income in 2010.

2010 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Jeffrey J. O’Neill	Bonus	—	403,317	604,975
	2/23/2010	—	—	—	60,000	11.59	308,238

Daniel J. Dominguez	Bonus	—	203,339	305,008
	2/23/2010	—	—	—	20,000	11.59	102,746

Richard P. Dutkiewicz (3)	Bonus	—	168,938	253,406
	2/23/2010	—	—	—	25,000	11.59	128,433

Emanuel P.N. Hilario (4)	Bonus	—	105,518	158,278
	6/14/2010		—	—	60,000	12.02	319,922

James P. O’Reilly	Bonus	—	185,807	278,711
	2/23/2010	—	—	—	25,000	11.59	128,433

Rhonda J. Parish (5)	Bonus	—	160,846	241,270
	2/23/2010	—	—	—	60,000	11.59	308,238

(1)	We achieved the threshold Adjusted EBITDA results in 2010 and bonuses were paid under the 2010 Bonus Plan. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Performance Bonus” and the “Summary Compensation Table” for actual amounts earned for fiscal 2010.
(2)	Amounts in this column are based on the aggregate grant date fair value of the stock and options granted and the probability of their outcome, 100%, when granted. For a discussion of the assumptions used in calculating grant date fair value, see Note 2 to our audited financial statements on pages 62 and 63 of our Form 10-K for the year ended December 28, 2010.

(3)	Mr. Dutkiewicz resigned from the Company effective April 9, 2010 and no bonus was earned.
(4)	Mr. Hilario became our CFO in May 2010 and his bonus calculation was prorated.
(5)	Ms. Parish became our CLO in January 2010 and her bonus calculation was prorated.

Employment and Other Arrangements

Jeffrey J. O’Neill. Effective December 3, 2008, in connection with his employment as President and Chief Executive Officer, we offered Mr. O’Neill an annual salary of $460,000 and granted options to purchase 100,000 shares of common stock, vesting in annual installments over three years. We also agreed to grant him shares of restricted stock valued at $375,000 in January 2009. The restrictions on these shares lapse in equal installments over three years. He is eligible for additional compensation of up to 100 percent of his annual salary based upon company performance and individual performance. In addition, we agreed to grant him options to purchase a minimum of 25,000 shares of common stock annually in 2010, 2011 and 2012 and to pay him one year’s salary if he is terminated without cause. We also agreed to pay certain relocation expenses.

Rhonda J. Parish. Effective January 20, 2010, in connection with her employment as Chief Legal Officer, we offered Ms. Parish an annual salary of $265,000 and granted options to purchase 60,000 shares of common stock, vesting in annual installments over three years. She is eligible for additional compensation of up to 75 percent of her annual salary based upon company performance and individual performance. We also agreed to a one-time payment of $80,000 for relocation expenses as well as certain other additional relocation expenses considered separate from the one time payment.

Emanuel P.N. Hilario. Effective May 25, 2010, in connection with him employment as Chief Financial Officer, we offered Mr. Hilario an annual salary of $285,000 and granted option to purchase 60,000 shares of common stock, vesting in annual installments over three years. He is eligible for additional compensation of up to 75 percent of his annual salary based upon company performance and individual performance. Until permanent relocation to the corporate headquarters area in Lakewood, Colorado, the Company will provide Mr. Hilario six months severance in the event of termination from the Company for any reason other than cause and twelve months severance in the event of termination of his employment from the Company for any reason other than cause after permanent relocation to the corporate headquarters area in Lakewood, Colorado. We also agreed to a one-time payment of $50,000 for relocation expenses as well as certain other additional relocation expenses considered separate from the one-time payment.

We have no other employment or similar contracts for our NEOs as of the date of this proxy statement.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)
Jeffrey J. O’Neill	36,667	33,333	(1)	—		4.60	12/3/2018	42,517	(2)	584,609
	—	60,000	(3)	—		11.59	2/22/2020

Daniel J. Dominguez	28,198	—		—		7.75	2/28/2017
	4,008	2,004	(4)	2,004	(5)	15.61	2/26/2018
	6,667	3,333	(6)	6,666	(7)	10.95	8/5/2018
	7,334	14,666	(8)			4.53	2/27/2019
	—	20,000	(9)	—		11.59	2/22/2020

Richard P. Dutkiewicz (10)	—	—		—

Emanuel P.N. Hilario	—	60,000	(11)	—		12.02	6/13/2020

James P. O’Reilly	—	33,333	(12)	—		6.21	4/8/2019
	—	25,000	(13)	—		11.59	2/22/2020

Rhonda J. Parish	—	60,000	(14)	—		11.59	2/22/2020

(1)	33,333 options are scheduled to vest on December 3, 2011 provided he is then employed by the Company.
(2)	21,259 shares became unrestricted on January 9, 2011 and 21,258 shares are scheduled to become unrestricted on January 9, 2012 provided he is then employed by the Company.
(3)	20,000 options vested on February 23, 2011 and 20,000 options are scheduled to vest on February 23, 2012 and February 23, 2013 respectively provided he is then employed by the Company.
(4)	2,004 options vested on February 26, 2011.
(5)	1,002 performance based options vested on February 26, 2011 for meeting 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan.
(6)	3,333 options are scheduled to vest on August 5, 2011 provided he is then employed by the Company.
(7)	3,333 performance based options are scheduled to vest on August 5, 2012 if 100% of Adjusted EBITDA target in 2011 business plan is met (1,667 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2011 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2011 business plan) provided he is then employed by the Company. 1,666 performance based options will vest on August 5, 2011 for meeting 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan.
(8)	7,333 options vested on February 27, 2011 and 7,333 options are scheduled to vest on February 27, 2012 provided he is then employed by the Company.
(9)	6,667 options vested on February 23, 2011. 6,667 options are scheduled to vest on February 23, 2012 and 6,666 options are scheduled to vest on February 23, 2013 provided he is then employed by the Company.
(10)	Mr. Dutkiewicz resigned from the Company effective April 9, 2010 and had no outstanding options at the end of the fiscal year.
(11)	20,000 options are scheduled to vest on June 14, 2011, June 14, 2012 and June 14, 2013 respectively provided he is then employed by the Company.
(12)	16,667 options are scheduled to vest on April 8, 2011 and 16,666 options are scheduled to vest on April 8, 2012 provided he is then employed by the Company.
(13)	8,334 options vested on February 23, 2011 and 8,333 options are scheduled to vest on February 23, 2012 and 2013 respectively provided he is then employed by the Company.
(14)	20,000 options vested on February 23, 2011 and 20,000 options are scheduled to vest on February 23, 2012 and 2013 respectively provided she is then employed by the Company.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2010

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jeffrey J. O’Neill	—	—		21,259	(1)	208,338
Daniel J. Dominguez	10,000	52,500	(2)	—		—
Richard P. Dutkiewicz	94,135	721,378	(3)	—		—
Emanuel P.N. Hilario	—	—		—		—
James P. O’Reilly	16,667	113,574	(4)	—		—
Rhonda J. Parish	—	—		—		—

(1)	On January 9, 2010, the forfeiture restrictions lapsed on 21,259 shares pursuant to the Jeffrey J. O’Neill Stock Award Agreement effective January 9, 2009.
(2)	On November 26, 2010, Mr. Dominguez exercised options to purchase 10,000 shares of our common stock with an exercise price of $7.75 when the fair market value of the stock was $13.00 per share.
(3)	Mr. Dutkiewicz resigned from the Company effective April 9, 2010. He exercised outstanding options to purchase 94,135 shares of our common stock after the effective date of his resignation.
(4)	From November 26, 2010 through December 10, 2010, Mr. O’Reilly exercised options to purchase 16,667 shares of our common stock when the average weighted fair market value of the stock was $13.02 per share.

2010 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Jeffrey J. O’Neill	—		—	—	—	—
Daniel J. Dominguez	—		—	—	—	—
Richard P. Dutkiewicz	5,209	(1)	—	4,912	114,726	—
Emanuel P.N. Hilario	—		—	—	—	—
James P. O’Reilly	—		—	—	—	—
Rhonda J. Parish	—		—	—	—	—

(1)	This amount is included in the Summary Compensation Table as part of Mr. Dutkiewicz’s salary.

Deferred Compensation Plan

Under our Deferred Compensation Plan, eligible employees may defer up to 80% of their base salary and bonus each year. Participant elections to defer are made annually prior to the beginning of the calendar year. The participant becomes a general unsecured creditor of the Company with respect to amounts deferred. The plan committee, with the advice of its investment advisor, establishes available investments and participants choose investments to be used for crediting earnings. The investment choices are the same as those offered in our 401(k) plan and the appreciation, if any, in the account balance of participants is due solely to contributions by participants and the underlying performance of those investment funds selected by the participants. The participants can make changes in the allocations of their deferred compensation among those funds in generally the same manner and on generally the same terms as under our 401(k) plan. Amounts deferred to the plan are notionally “invested” among the various investment funds selected by the participants. A participant’s amounts are not actually invested in the investment funds but the return on the participant’s account is determined as if the amounts were invested in those funds. The Company does not contribute to the Deferred Compensation Plan on behalf of employees or match the deferral made by participants. Participants may elect up to five specified payment dates for distributions, which are established as separate accounts and may also establish a “separation from service” account. Each year, participants may allocate contributions for the next year to one or more of the specified payment date accounts or the separation from service account. Amounts in a specified payment date account are distributed in a lump sum and distributions from the separation from service accounts may be distributed in a lump sum or in annual installments over, but not exceeding, a five-year period, subject to a six-month delay, if required under Section 409A. Participants must elect lump sum distributions or installments prior to the date they allocate contributions. The plan is administered by the third party administrator who provides recordkeeping and third party administration for the Company’s 401(k) plan.

Payments Upon Termination or Change of Control

Upon a change of control of the Company, the Executive Employee Incentive Plan provides that all outstanding options for all participants, including our NEOs, become fully vested and fully exercisable. The plan further provides that, upon a merger, reorganization, or sale of the Company, the compensation committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser company; or (iii) make any other provision for outstanding options as the compensation committee deems appropriate. After termination of service, other than termination for cause, an employee or consultant may exercise his or her options for the period as determined by the committee, but if no period is specified, generally, this means that if termination is due to death or disability, the option will remain exercisable for 12 months. In other cases, the option generally remains exercisable for three months following termination of service. In no event may an option be exercised later than the expiration of its term. If a change of control had occurred at our fiscal 2010 year end, our NEOs would have received the following values upon acceleration of all their respective outstanding options based on the Company’s closing share price on fiscal 2010 year end of $13.75: Jeffrey J. O’Neill—$1,019,206; James P. O’Reilly—$305,331; Daniel J. Dominguez—$206,418; Emanuel P.N. Hilario—$103,800; and Rhonda J. Parish—$129,600. Under Mr. O’Neill’s January 9, 2009 Stock Award Agreement, restrictions on his restricted shares lapse upon a change of control with a value determined as of fiscal 2010 year end of $889,606. In addition, under the terms of his employment, Messrs. O’Neill and Hilario are entitled to one year’s salary ($475,000 and $285,000 respectively as of fiscal 2010 year end) upon termination of employment without cause.

2010 DIRECTOR COMPENSATION

Name	Fees earned or Paid in Cash ($)	Option Awards ($)		Total ($)
Michael W. Arthur (2)	45,000	28,500	(1)	73,500
E. Nelson Heumann	—	—		—
Frank C. Meyer (2)	35,000	28,500	(1)	63,500
Thomas J. Mueller (3)	41,000	28,500	(1)	69,500
S. Garrett Stonehouse, Jr. (2)	45,000	28,500	(1)	73,500

(1)	Options to purchase 10,000 shares of our common stock granted on January 1, 2010 when the fair market value of a share of common stock was $9.83 and the aggregate grant date fair value of the option was $2.85 per option. A discussion of the assumptions used in calculating grant date fair value may be found in Note 2 to our audited financial statements on pages 62 and 63 of our Form 10-K for the year ended December 28, 2010.
(2)	As of December 28, 2010 this director held vested options to purchase 40,000 shares of common stock.
(3)	As of December 28, 2010 this director held vested options to purchase 30,356 shares of common stock.

Director Compensation

For fiscal year 2010, each of our non-employee independent directors received a $15,000 annual retainer, plus $2,000 for each board meeting and $1,000 for each committee meeting attended. In the second half of 2010, the compensation committee engaged an outside compensation consultant, Meridian Compensation Partners LLC, to provide compensation information for consideration of future board of directors’ compensation.

In addition, on January 1 of each year, each independent director receives a grant of options to purchase 10,000 shares of common stock which vest six months after the date of grant and, unless earlier terminated or exercised, expire five years after the grant date. Any director elected or appointed during the year receives a pro rata grant of options based on his date of election or appointment. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance at board meetings and committee meetings.

Until February 2011, Mr. Heumann was an employee of Greenlight, which owns 64.3% of our common stock as of the record date, and he therefore was not considered an independent director. He was not paid for his service as a director but we reimburse his expenses.

There were no other arrangements pursuant to which any director was compensated during the fiscal year ended December 28, 2010.

BENEFITS UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 28, 2010

The following table summarizes equity compensation plan information as of December 28, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (1)	Weighted- average exercise price of outstanding options, warrants, or rights (1)	Number of securities remaining available for future issuances under equity compensation plans

Equity compensation plans approved by security holders:	390,168	$9.84	488,651	(2)
Equity compensation plans not approved by security holders (3)	—	—	—

(1)	There are no outstanding warrants or rights.
(2)	This number includes 274,815 shares of common stock reserved for future issuance under the Executive Employee Incentive Plan and 213,836 shares of common stock reserved for future issuance under the Stock Option Plan for (Non-Employee) Independent Directors.
(3)	Pursuant to the employment offer to Jeffrey J. O’Neill dated December 3, 2008, he was granted 63,776 shares of restricted stock on January 9, 2009 with a value of $375,000 based on the closing price of the Company’s common stock on that date of $5.88. The restrictions on these shares lapse in equal installments over three years or upon change of control of the Company as long as he remains employed by the Company.

Corporate Code of Conduct

We have adopted a Corporate Code of Conduct that applies to our directors, executive officers and all of our employees. We will provide any person, without charge and upon request, with a copy of our Corporate Code of Conduct. Requests should be directed to us at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary. The Corporate Code of Conduct is also available on our website at www.einsteinnoah.com. The information on our website is not incorporated into this proxy statement.

We will disclose any amendments to or waivers of the Corporate Code of Conduct on our website at www.einsteinnoah.com. We have established a confidential hotline to answer employees’ questions related to the Corporate Code of Conduct and to report any concerns. Our audit committee also has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 28, 2010 except that David Einhorn, Greenlight Capital LLC and its affiliates failed to timely report a change in an internal allocation of shares between its affiliates on Form 4.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Einstein Noah Restaurant Group, Inc., 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary, or by telephone at (303) 568-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2012 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on November 25, 2011. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals and the provisions of our Restated Certificate of Incorporation. If we are not notified of intent to present a proposal at our 2012 annual meeting by February 12, 2012, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER BUSINESS

We do not anticipate that any other matters will be brought before the annual meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

Rhonda J. Parish
Secretary

Lakewood, Colorado

March 25, 2011

ANNEX A

EINSTEIN NOAH RESTAURANT GROUP, INC.

EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

Effective                     , 2011

i

EINSTEIN NOAH RESTAURANT GROUP, INC.

EQUITY PLAN

FOR NON-EMPLOYEE DIRECTORS

The Board of Directors of Einstein Noah Restaurant Group, Inc., a Delaware corporation, hereby amends, restates and renames the Einstein Noah Restaurant Group, Inc. Stock Option Plan for (Non-Employee) Independent Directors as the Einstein Noah Restaurant Group, Inc. Equity Plan for Non-Employee Directors, effective                     , 2011 (the “Effective Date”).

PURPOSES

The purposes of the Plan are to provide Non-Employee Directors of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such Non-Employee Directors Options to purchase shares of the $.001 par value common Stock of the Company, shares of Restricted Stock of the Company and Restricted Stock Units upon the terms and conditions described below.

ARTICLE I

GENERAL

1.1 Definitions.

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

1.2 “Award” means, individually or collectively, a grant under this plan of Nonqualified Stock Options, Restricted Stock and Restricted Stock Units.

1.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Non-Employee Director setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Non-Employee Director describing the terms and provisions of such Award, including any amendment or modification thereof. The Board may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Non-Employee Director. The Board shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

1.6 “Company” means the Einstein Noah Restaurant Group, Inc. and any successor thereto.

1.7 “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

1.8 “Effective Date” has the meaning set forth in the first paragraph.

1.9 “Fair Market Value” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Board in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

1.10 “Holder” means a Non-Employee Director to whom an Award is granted.

1.09 “Non-Employee Director” means an individual who (a) is a member of the Board and (b) is not an employee of the Company.

1.10 “Nonqualified Stock Option” or “Option” means an Award granted to a Non-Employee Director pursuant to Article III, which Award does not satisfy the requirements of Section 422 of the Code.

1.11 “Restricted Stock” means an Award granted pursuant to Article IV.

1.12 “Restricted Stock Unit” means an Award granted pursuant to Article IV.

1.13 “Stock” means a share of common stock of the Company.

ARTICLE II

PLAN ADMINISTRATION

2.1 Duties and Powers of Board. The Plan shall be administered by the Board. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board’s duties and powers shall include, but not be limited to, the power to interpret the Plan and any Award Agreement to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, to determine the rights of all Non-Employee Directors, Holders and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

2.2 Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company, and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Non-Employee Directors, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE III

OPTIONS

3.1 Eligibility. The Non-Employee Directors on the Effective Date and each Non-Employee Director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 3.2 on the terms and conditions herein described.

3.2 Grant. In its sole discretion and from time to time, the Board shall determine the number of Options, if any, to grant each Non-Employee Director.

3.3 Terms. As soon as possible after the Board grants an Option to a Non-Employee Director under Section 3.2, the Secretary of the Company shall issue such Option and shall cause to be executed an Award Agreement for the number of Options granted, which shall be executed by such Non-Employee Director and an authorized officer of the Company. In the event of any inconsistency between the provisions of the Plan and any Award Agreement entered into hereunder, the provisions of the Plan shall govern. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

(a) Number. The number of Options granted to a Non-Employee Director pursuant to Section 3.2, subject to adjustment as provided in Article V.

(b) Price. The price at which each share of Stock covered by an Option may be purchased by each Non-Employee Director shall be the Fair Market Value of the Stock on the date of grant, subject to adjustment as provided in Article V.

(c) Duration of Options. Except as otherwise provided in the applicable Award Agreement, the period within which each Option may be exercised shall expire five years from the date the Option is granted (the “Option Period”), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

(d) Termination of Option Prior to End of Option Period. Except as otherwise provided in the applicable Award Agreement, the Option shall terminate prior to the end of the Option Period in the following circumstances:

(i) If the Holder is removed as a director of the Company during the Option Period for cause (as determined by the Board in its absolute discretion), the Option shall be void thereafter for all purposes.

(ii) If the Holder dies during the Option Period while serving as a director, the Option may exercised by those empowered to do so under the Holder’s will or by the then applicable laws of descent and distribution within twelve months following the Holder’s death (if otherwise within the Option Period), but not thereafter.

(iii) If the Holder is no longer serving as a director of the Company, the Option may be exercised by the Holder within twelve months following the date the Holder is no longer serving as a director of the Company (if otherwise within the Option Period). After the expiration of such twelve month period, the Option shall be void thereafter for all purposes and may not be exercised.

(e) Transferability. Each Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by the Holder or, in the event of disability or incapacity, by the Holder’s guardian or legal representative. The Holder’s guardian or legal representative shall have all of the rights of the Holder under this Plan.

(f) Exercise, Payments, etc.

(i) The method of exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. The Option shall be exercised when the purchase price is paid in full. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash, or (B) certified, cashier’s, or other check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the Fair Market Value of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company; or (D) by a cashless (broker-assisted) exercise.

(g) Commencement of Exercisability. Except as otherwise provided in the applicable Award Agreement, each Option shall become exercisable six (6) months after the Option is granted.

(h) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company’s policy on trading securities of the Company as such policy is in effect from time to time.

ARTICLE IV

RESTRICTED STOCK/RESTRICTED STOCK UNITS

4.1 Eligibility. The Non-Employee Directors on the Effective Date and each Non-Employee Director elected thereafter shall be eligible to receive shares of Restricted Stock and Restricted Stock Units in accordance with Section 4.2 on the terms and conditions herein described.

4.2 Grant. In its sole discretion and from time to time, the Board shall determine the number of Restricted Shares and Restricted Stock Units, if any, to grant each Non-Employee Director.

4.3 Terms. As soon as possible after the Board grants shares of Restricted Stock or Restricted Stock Units to a Non-Employee Director under Section 4.2, the Secretary of the Company shall issue such grant of Restricted Stock or Restricted Stock Units and shall cause to be executed an Award Agreement for the number of shares of Restricted Stock or number of Restricted Stock Units granted, as applicable, which shall be executed by such Non-Employee Director and an authorized officer of the Company. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of shares of Stock but shall represent a promise to deliver a corresponding number of shares of Stock based upon the completion of service or such other terms and conditions as specified in the applicable Restricted Stock Unit Agreement. In the event of any inconsistency between the provisions of the Plan and any Award Agreement entered into hereunder, the provisions of the Plan shall govern. Restricted Stock or Restricted Stock Units issued pursuant to the Plan shall have the following terms and conditions as set forth in the Award Agreement, in addition to those set forth elsewhere herein:

(a) Number. The number of shares of Restricted Stock (or the number of Restricted Stock Units) granted to a Non-Employee Director pursuant to Section 4.2, subject to adjustment as provided in Article. Each Restricted Stock Unit shall correspond in amount and value to one share of Stock.

(b) Vesting. A grant of Restricted Stock or Restricted Stock Units shall vest and become nonforfeitable over a service period, as determined by the Board (“Vesting Period”) and set forth in the applicable Award Agreement; provided, however, that a grant of Restricted Stock or Restricted Stock Units may be vested upon grant.

(c) Settlement of Restricted Stock Units. Except as otherwise provide in the applicable Award Agreement, Restricted Stock Units shall be settled and paid in shares of Stock on the date the Restricted Stock Units vest and become nonforfeitable, such later date as specified in the Restricted Stock Unit Agreement or such date as specified in a deferral agreement entered into between the Non-Employee Director and the Board which deferral agreement will include such terms and conditions as the Board determines in its sole discretion.

(d) Impact of Termination of Directorship During Vesting Period. Except as otherwise provide in the applicable Award Agreement, if a Holder ceases to be a Non-Employee Director during the Vesting Period, then the following shall apply:

(i) If the Holder is removed as a director of the Company during the Vesting Period for any reason other than death, any non-vested shares of Restricted Stock or non-vested Restricted Stock Units, as applicable, shall be forfeited and void thereafter for all purposes.

(ii) If the Holder dies during the Vesting Period while serving as a Non-Employee Director, the shares of Restricted Stock shall vest and become nonforfeitable and Restricted Stock Units shall vest and be settled, as applicable.

(e) Transferability. Each share of Restricted Stock and each Restricted Stock Unit granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution. The Holder’s guardian or legal representative shall have all of the rights of the Holder under this Plan.

(f) Voting Rights. A Holder shall have voting rights in accordance with the following:

(j) Unless otherwise determined by the Board and set forth in a Non-Employee Director’s Restricted Stock Award Agreement, to the extent permitted or required by law, as determined by the Board, a Non-Employee Director holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Vesting Period.

(ii) A Non-Employee Director shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the shares of Stock corresponding to any Restricted Stock Units granted hereunder.

(g) Dividend Rights/Dividend Equivalents. A Holder shall be entitled to dividends or dividend equivalents in accordance with the following:

(i) Unless otherwise determined by the Board and set forth in a Non-Employee Director’s Restricted Stock Award Agreement, a Non-Employee Director shall be entitled to receive dividends declared on shares of Restricted Stock granted to the Non-Employee Director with such dividends paid to the Non-Employee Director at the same time and in the same manner as paid to individuals who hold shares of Stock as of the applicable dividend record date.

(ii) Unless otherwise determined by the Board and set forth in a Non-Employee Director’s Restricted Stock Award Agreement, a Non-Employee Director shall be entitled to receive dividend equivalents based on the dividends declared on shares of Stock that are subject to the Restricted Stock Units granted to the Non-Employee Director with such dividend equivalents paid to the Participant at the same time and in the same manner as dividends are paid to individuals who hold shares of Stock as of the applicable dividend record date.

(h) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company’s policy on trading securities of the Company as such policy is in effect from time to time.

ARTICLE V

STOCK SUBJECT TO THE PLAN

5.1 Number of Shares. A total of 500,000 shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. This authorization may be further increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock that may be issued upon the exercise of Options, the vesting of Restricted Stock and the settlement of Restricted Stock Units shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options, Restricted Stock and Restricted Stock Units are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

5.2 Unused and Forfeited Stock. Any shares of Stock that are subject to an Option, a grant of Restricted Stock, or Restricted Stock Units under this Plan that are not used because the terms and conditions of the Option, Restricted Stock, or Restricted Stock Units are not met, including any shares that are subject to an Option, Restricted Stock grant or Restricted Stock Units that expire or is terminated for any reason, shall automatically become available for use under the Plan. Any shares of Stock that are used to pay the Option Price of an Option or the withholding obligation related to the exercise of an Option, the vesting of Restricted Stock or the settlement of Restricted Stock Units shall not become available for the grant of Options under the Plan.

5.3 Adjustments for Stock Split, Stock Dividends, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner (in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options, Restricted Stock and Restricted Stock Units may be granted under the Plan; and (ii) the shares of Stock then subject to each outstanding Option, Restricted Stock and Restricted Stock Units.

5.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), no Holder shall be entitled to any part of such securities or other property.

5.5 Other Changes in Stock. If there shall be any change, other than as specified in Sections 5.3 and 5.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options, Restricted Stock or Restricted Stock Units or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, Restricted Stock or Restricted Stock Units, then such adjustments shall be made by the Board (in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

5.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then subject to an Option, Restricted Stock or Restricted Stock Units held by any Holder of the particular class of Stock involved, the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire

Option, vested in his Restricted Stock or received payment under his Restricted Stock Units, as applicable. If, upon exercise of any such Option, vesting of any such Restricted Stock or payment under any such Restricted Stock Units, the Holder subscribes for the additional Stock or other securities, the Holder shall pay to the Company the price that is payable by the Holder for such Stock or other securities.

5.7 General Adjustment Rules. No adjustment or substitution provided for in this Article V shall require the Company to issue a fractional share under any Option and the total substitution or adjustment with respect to each Option shall delete any fractional share. In the case of any such substitution or adjustment, such Option shall be equitably adjusted by the Board in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D).

5.9 Determination by the Board, Etc. Adjustments under this Article V shall be made by the Board in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D), whose determinations with regard thereto shall be final and binding.

ARTICLE VI

CORPORATE REORGANIZATION; CHANGE OF CONTROL

6.1 Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 6.3), the Board shall take any one or more of the following actions with respect to outstanding Awards:

(a) Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise have been satisfied, that any or all shares of Restricted Stock shall become fully vested regardless of whether all conditions of vesting have been satisfied and that any or all Restricted Stock Units shall become fully vested and shall be settled regardless of whether all conditions of vesting and settlement have been satisfied;

(b) Provide that any Options, shares of Restricted Stock and Restricted Stock Units that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing;

(c) Provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Non-Employee Director holding such cancelled Option shall receive in exchange therefore (determined in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the Non-Employee Directors’ Option, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion in accordance with the requirements of Code §409A, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the Non-Employee Directors’ Option, multiplied by the number of shares of Stock purchasable under the Option;

(d) Provide that any shares of Restricted Stock that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Non-Employee Director holding such cancelled shares of Restricted Stock shall receive in exchange therefore a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction multiplied by the number of shares of Restricted Stock or (b) the Fair Market Value, as determined by the Board in its sole discretion, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, multiplied by the number of shares of Restricted Stock;

(e) Provide that any Restricted Stock Units that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Non-Employee Director holding such cancelled Option shall receive in exchange therefore (determined in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction, multiplied by the number of shares of Stock subject to the Restricted Stock Units; or (b) the fair market value, as determined by the Board in its sole discretion in accordance with the requirements of Code §409A, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, multiplied by the number of shares of Stock subject to the Restricted Stock Units.

(f) Provide for the assumption or substitution of any or all Options, shares of Restricted Stock or Restricted Stock Units as described in Section 6.2;

(g) Make any other provision for outstanding Options, shares of Restricted Stock and Restricted Stock Units as the Board deems appropriate in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D); and

The Board need not take the same action with respect to all outstanding Options, shares of Restricted Stock or Restricted Stock Units or to all outstanding Options, shares of Restricted Stock or Restricted Stock Units, of the same type.

6.2 Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Awards or the substitution of new Awards for the outstanding Awards on terms comparable to such outstanding Awards in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D).

6.3 Corporate Transaction. A Corporate Transaction shall include the following:

(a) Merger; Reorganization. The merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b) Sale. The sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c) Liquidation. The dissolution or liquidation of the Company;

(d) Change of Control. A “Change in Control” means the occurrence of one or more of the following events:

(i) The acquisition by any Person, directly or indirectly, (other than Greenlight Capital, L.L.C. and its affiliates) of Beneficial Ownership of 50% or more of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 6.3(d) the following acquisitions shall not constitute a Change in Control:

(A) any acquisition by the Company,

(B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(C) any entity directly or indirectly controlled by or, is under common control with, the Company, or

(D) any acquisition by any entity pursuant to a transaction that complies with Sections 6.3(d) (iii)(A), (B) and (C).

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 6.3(d) a Business Combination shall not constitute a Change in Control if following the Business Combination:

(A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v) Any event or circumstance constituting a “Change in Control” under any documentation evidencing or governing any indebtedness of the Company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Company to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease all or a portion of such indebtedness).

For the purposes of this definition of “Change in Control” only, any Person other than the Greenlight Capital, L.L.C. and its affiliates shall be deemed to be the current beneficial owner of any shares of voting Shares of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant; or

(e) Other Transactions. Any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VII

GENERAL PROVISIONS

7.1 Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. No Options granted after the Effective Date shall be exercised under the Plan prior to approval of the Plan by the Company’s stockholders.

7.2 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Awards shall be granted under the Plan, but Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

7.3 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension, or termination shall impair any Option, Restricted Stock or Restricted Stock Units theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company’s securities are quoted or listed for trading.

7.4 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

7.5 Rights as Stockholders. Subject to Section Article IV, the Holders of Options, Restricted Stock, Restricted Stock Units shall not be, nor have any of the rights or privileges of, stockholders of the Company with respect to any shares of Stock purchasable upon the exercise of any part of an Option, shares transferred upon the vesting of Restricted Stock or any shares paid upon the settlement of any Restricted Stock Units, as applicable, unless and until certificates representing such shares of Stock have been issued by the Company to such Holders.

7.6 Conditions to Issuance of Stock Certificates. Stock shall not be issued with respect to an Option, Restricted Stock or Restricted Stock Units granted hereunder unless the exercise of such Option, the vesting of such Restricted Stock and the settlement of such Restricted Stock Units and the issuance and delivery of shares of Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company’s state of incorporation, the Securities Act of 1933, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of the Company’s counsel with respect to such compliance. The Plan, the grant and exercise of an Option to purchase shares of Stock hereunder, the grant and vesting of shares of Restricted Stock hereunder and the grant, vesting and settlement of Restricted Stock Units, and the Company’s obligation to sell and deliver shares upon (i) the exercise of rights to purchase shares under an Option, (ii) the vesting of Restricted Stock and (iii) the vesting and settlement of Restricted Stock Units shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

7.7 No Right to Continued Membership on Board. Nothing in this Plan or in any Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement hereunder shall confer upon any Non-Employee Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any Non-Employee Director at any time for any reason whatsoever, with or without cause.

7.8 No Assignment. No right or interest of any Holder in an Option, shares of Restricted Stock and Restricted Stock Units granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

7.09 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

7.10 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

7.11 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act and any successor applicable rule so that grants under the Plan will satisfy the requirements of Rule 16b-3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.

EINSTEIN NOAH RESTAURANT GROUP, INC.,

a Delaware corporation

Date: , 2011	By:	/s

ANNEX B

EINSTEIN NOAH RESTAURANT GROUP, INC.

2011 Omnibus Incentive Plan

Effective                     , 2011

EINSTEIN NOAH RESTAURANT GROUP, INC. 2011 Omnibus Incentive Plan

Article 1.	Establishment, Purpose and Duration

1.1    Establishment. Einstein Noah Restaurant Group, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as Einstein Noah Restaurant Group, Inc 2011 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2    Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain qualified and competent persons to serve as members of an outstanding management team upon whose judgment, interest, and performance are required for the successful and sustained operations of the Company.

1.3    Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.	Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1    “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3    “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

2.4    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6    “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7    “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, any one of the following:

(a) willful misconduct of the Participant;

(b) willful failure to perform the Participant’s duties;

(c) the conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to such crime by the Participant; or

(d) the commission of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary.

2.8    A “Change in Control” means the occurrence of one or more of the following events:

(a) The acquisition by any Person, directly or indirectly, (other than Greenlight Capital, L.L.C. and its affiliates) of Beneficial Ownership of 50% or more of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2.8(a) the following acquisitions shall not constitute a Change in Control:

(i) any acquisition by the Company,

(ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(iii) any entity directly or indirectly controlled by or, is under common control with, the Company, or

(iv) any acquisition by any entity pursuant to a transaction that complies with Sections 2.8(c)(i), (ii) and (iii).

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 2.8(c) a Business Combination shall not constitute a Change in Control if following the Business Combination:

(i) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination

(including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(e) Any event or circumstance constituting a “Change in Control” under any documentation evidencing or governing any indebtedness of the Company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Company to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease all or a portion of such indebtedness).

For the purposes of this definition of “Change in Control” only, any Person other than the Greenlight Capital, L.L.C. and its affiliates shall be deemed to be the current beneficial owner of any shares of voting Shares of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant.

2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10    “Commission” means the Securities and Exchange Commission.

2.11    “Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the United States Securities Exchange Act of 1934, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s common shares are listed.

2.12    “Company” means Einstein Noah Restaurant Group, Inc., and any successor thereto as provided in Section 22.21.

2.13    “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) 90 days after the beginning of the Performance Period, or (ii) 25% of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.14    “Director” means any individual who is a member of the Board of Directors of the Company.

2.15    “Disability” means permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this paragraph, in the event any Award is considered to be “deferred compensation” as that term is defined under Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

2.16    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

2.17    “Effective Date” has the meaning set forth in Section 1.1.

2.18    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.20    “Extraordinary Items” means (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

2.21    “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

2.22    “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.23    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.24    “Incentive Stock Option” or “ISO” means an Award granted pursuant Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.25    “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26    “Nonqualified Stock Option” or “NQSO” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.27    “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.28    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29    “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.30    “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31    “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32    “Performance Measures” means measures, as described in Article 14, upon which performance goals are based and that are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33    “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34    “Performance Share” means an Award granted pursuant to Article 10.

2.35    “Performance Unit” means an Award granted pursuant to Article 11.

2.36    “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.37    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38    “Plan” means Einstein Noah Restaurant Group, Inc. 2011 Omnibus Incentive Plan, as the same may be amended from time to time.

2.39    “Restricted Stock” means an Award granted pursuant to Article 9.

2.40    “Restricted Stock Unit” means an Award granted pursuant to Article 10.

2.41    “Share” means a share of common stock of the Company.

2.42    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.43    “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% by reason of stock ownership or otherwise.

2.44    “Termination of Employment” means the termination of the Participant’s employment with the Company and the Subsidiaries, regardless of the reason for the termination of employment.

2.45    “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3.	Administration

3.1    General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2    Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c) To approve forms of Award Agreements for use under the Plan;

(d) To determine Fair Market Value of a Share in accordance with Section 2.21 of the Plan;

(e) To amend the Plan or any Award Agreement as provided in the Plan;

(f) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(g) To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Board;

(h) To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(i) To determine whether Awards will provide for Dividend Equivalents;

(j) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(k) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 20.1 of the Plan;

(l) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(m) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares.

3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4.	Shares Subject to This Plan and Maximum Awards

4.1    Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall be equal 1,000,000 Shares. Such Shares may be authorized and unissued Shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options.

4.2    Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) Any Shares related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b) Any Shares tendered (by either actual delivery or attestation) (i) to pay the Option Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan, shall become available again for grant under this Plan.

(c) Any Shares that were subject to an SAR granted under this Plan that were not issued upon the exercise of such SAR shall become available again for grant under this Plan.

(d) Notwithstanding the foregoing, no Shares that become available for Awards granted under this Plan pursuant to this Section 4.2 shall be available for grants of Incentive Stock Options.

4.3    Annual Award Limits. Subject to Section 4.4, the maximum number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 300,000 Shares and the maximum number of Shares that may be paid to any Participant in any calendar year in the form of Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 300,000 Shares determined as of the date of payout. The maximum aggregate amount that may be paid under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $5,000,000, determined as of the date of payout.

4.4    Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction (“Corporate Transactions”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such Corporate Transactions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c) The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5.	Eligibility and Participation

5.1    Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees and Third-Party Service Providers.

5.2    Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6.	Stock Options

6.1    Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2    Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3    Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten years.

6.4    Exercise of Option. An Option shall be exercisable at such times (“Option Exercise Period”) and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Unless an Award Agreement provides otherwise, on and after a Participant’s Termination of Employment, an Option shall not be exercisable except during the Option Exercise Period described below:

(a) If the Termination of Employment is due to the Participant’s Disability, then the Option Exercise Period shall be the period ending on the earlier of (i) the one-year anniversary of such Termination of Employment or (ii) the date the Option expires.

(b) If the Termination of Employment is due to the Participant’s death or if the Participant’s death occurs during the Option Exercise Period described in paragraph (a) above or during the Option Exercise Period described in paragraph (c) below, then the Option Exercise Period shall be the period ending on the earlier of (i) the one-year anniversary of the Participant’s death or (ii) the date the Option expires.

(c) If the Termination of Employment is due to reasons other than the Participant’s Disability, death or Cause, then the Option Exercise Period shall be the period ending on the earlier of (i) the three-month anniversary of such Termination of Employment or (ii) the date the Option expires.

Notwithstanding any provision to the contrary, an Option may be exercised in accordance with paragraphs (a), (b) and (c) above only to the extent such Option was exercisable on or before the beginning of the applicable Option Exercise Period.

6.5    Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a) In cash or its equivalent;

(b) By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c) By a cashless (broker-assisted) exercise;

(d) By any combination of (a), (b) and (c); or

(e) Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6    Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) Special ISO definitions:

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c) Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Option price. The Option Price of an ISO granted shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e) Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g) Termination of employment. In the event a Participant terminates employment due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such termination of employment or if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however, that such period may not exceed three months from the date of such termination of employment or if shorter, the remaining term of the ISO.

(h) Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i) Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j) Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k) Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7.	Stock Appreciation Rights

7.1    Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2    Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3    Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.

7.4    Exercise of SAR. An SAR shall be exercisable at such times (“SAR Exercise Period”) and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Unless an Award Agreement provides otherwise, on and after a Participant’s Termination of Employment an SAR shall not be exercisable except during the SAR Exercise Period described below:

(a) If the Termination of Employment is due to the Participant’s Disability, then the SAR Exercise Period shall be the period ending on the earlier of (i) the one-year anniversary of such Termination of Employment or (ii) the date the Option expires.

(b) If the Termination of Employment is due to the Participant’s death or if the Participant’s death occurs during the SAR Exercise Period described in paragraph (a) above or during the SAR Exercise Period described in paragraph (c) below, then the SAR Exercise Period shall be the period ending on the earlier of (i) the one-year anniversary of the Participant’s death or (ii) the date the Option expires.

(c) If the Termination of Employment is due to reasons other than the Participant’s Disability, death or for Cause, then the SAR Exercise Period shall be the period ending on the earlier of (i) the three-month anniversary of such Termination of Employment or (ii) the date the Option expires.

Notwithstanding any provision to the contrary, an SAR may be exercised in accordance with paragraphs (a), (b) and (c) above only to the extent such SAR was exercisable on or before the beginning of the applicable SAR Exercise Period.

7.5    Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6    Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8.	Restricted Stock

8.1    Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2    Nature of Restrictions. Each grant of Restricted Stock shall subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; or

(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3    Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations).

8.4    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Einstein Noah Restaurant Group, Inc. 2011 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Einstein Noah Restaurant Group, Inc.

8.5    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s applicable Award Agreement, to the extent permitted or required by law, as determined by the Committee, a Participant holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

Article 9.	Restricted Stock Units

9.1    Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Restriction Period. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2    Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Restriction Period that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3    Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4    Settlement and Payment Restricted Stock Units. Unless otherwise elected by the Participant or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement may be made in Shares, cash or a combination thereof, as specified in the Award Agreement.

Article 10.	Performance Shares

10.1    Grant of Performance Shares. Performance Shares may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Shares shall be evidenced by an Award Agreement.

10.2    Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3    Earning of Performance Shares. After the applicable Performance Period has ended, the number of Performance Shares earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4    Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11.	Performance Units

11.1    Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2    Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3    Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4    Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12.	Other Stock-Based Awards and Cash-Based Awards

12.1    Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan, including, but not limited to, the grant or offer for sale of unrestricted Shares and the grant of deferred Shares or deferred Share units, in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2    Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3    Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13.	Transferability of Awards and Shares

13.1    Transferability of Awards. Except as provided in Section 13.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 13.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

13.2    Committee Action. Except as provided in Section 6.6(k), the Committee may, in its discretion, determine that notwithstanding Section 13.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

13.3    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 14.	Performance-Based Compensation and Compliance with Code Section 162(m)

14.1    Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR grant qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

(a) Book value;

(b) Cash flow;

(c) Earnings (either in aggregate or on a per-share basis);

(d) Earnings before or after either, or any combination of, interest, taxes, depreciation, amortization, or restructuring costs;

(e) Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(f) Expenses/costs;

(g) Gross or operating margins.

(h) Gross or net revenues;

(i) Market share;

(j) Net income;

(k) Operating income/profit;

(l) Operational performance measures;

(m) Pre-tax Income;

(n) Profitability ratios;

(o) Return measures (including return on assets, equity, investment, invested capital, share price);

(p) Same store sales;

(q) Share price;

(r) Strategic business objectives (including objective project milestones);

(s) Transactions relating to acquisitions or divestitures; or

(t) Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be based on an arithmetic change over the specified period, such as cumulative change or average change, or percentage change over the specified period such as cumulative percentage change, average percentage change and compounded percentage change, (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 14.

14.3    Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported financial results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.4    Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

14.5    Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.2.

Article 15.	Termination of Employment and Termination as a Third-Party Service Provider

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a) The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Employment or “Termination as a Third-Party Service Provider,” as applicable.

(b) With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Employment or Termination as a Third-Party Service Provider, as applicable.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination. In addition, the Committee shall determine, in its sole discretion, the circumstances constituting a Termination as a Third-Party Service Provider and shall set forth those circumstances in each Award Agreement entered into with each Third-Party Service Provider.

Article 16.	Effect of a Change in Control

Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 16 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement:

(a) Outstanding Options and SARs. Upon a Change in Control, a Participant’s then-outstanding Options and SARs shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement.

(b) Awards, other than Options and SARs, Subject to a Service Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement as soon as practicable following such Change in Control.

(c) Awards, other than Options and SARs, Subject to a Performance Condition. Unless otherwise specified in a Participant’s applicable Award Agreement, upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are subject to one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled in cash, Shares or a combination as provided for under the applicable Award Agreement as soon as practicable following such Change in Control; notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

Article 17.	Dividend Equivalents

The Committee may grant dividend equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant with such dividend equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee. Such dividend equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding any provision to the contrary, the Committee shall not grant dividend equivalents to a Participant based on dividends declared on Shares that are subject to any Options or SARs granted to the Participant.

Article 18.	Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 19.	Rights of Participants

19.1    Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

19.2    Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

19.3    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 20.	Amendment and Termination

20.1    Amendment and Termination of the Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 20.1 and Section 20.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b) Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior shareholder approval, to:

(i) reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii) cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

20.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 14.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.

20.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 20.2, 20.4 and 22.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

20.4    Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 20.4 to the Plan and any Award without further consideration or action.

Article 21.	Tax Withholding

21.1    Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

21.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 22.	General Provisions

22.1    Forfeiture Events.

(a) In addition to the forfeiture events specified in Section 22.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting of an Award.

(b) A Participant’s Termination of Employment for Cause shall result in the forfeiture of the Participant’s outstanding Awards in accordance with the following:

(i) Any outstanding and nonvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment; and

(ii) Any vested and unexercised Options and SARs, vested but not settled RSUs, earned but not settled Performance Shares or Performance Units, and earned and/or vested Cash-Based Awards and Other Stock-Based Awards granted to the Participant shall be forfeited as of the date immediately preceding the Participant’s Termination of Employment.

22.2    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.4    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.5    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.6    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.7    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.8    Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.9    Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.10    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.11    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.12    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.13    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.14    Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder.

(a) Awards that are not intended to constitute deferred compensation. With respect to an Award that is not intended to constitute deferred compensation within the meaning of Code Section 409A, (i) to the extent necessary and permitted under Code Section 409A, the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, remains exempt from the requirements applicable to deferred compensation under Code Section 409A of the Code (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to be treated as deferred compensation within the meaning of Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(b) Awards that constitute deferred compensation. With respect to an Award that constitutes deferred compensation within the meaning of Code Section 409A by form or operation (including, but not limited to, an Award referenced under paragraph (a) above that the Committee determines is a form of deferred compensation), (i) to the extent necessary the Company is authorized to amend this Plan or applicable Award Agreement or to substitute such Award with another Award of comparable economic value so that the Award as modified or substituted and/or the Plan as modified, complies with the requirements applicable to deferred compensation under Code Section 409A and (ii) the Committee shall take no action otherwise permitted under the Plan or under an Award Agreement to the extent such action shall cause such Award to no longer comply with the requirements applicable to deferred compensation under Code Section 409A. The Committee, in its sole discretion, shall determine to what extent if any, this Plan or applicable Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participants.

(c) Treatment of specified employees. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

22.15    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Colorado excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Colorado to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

22.18    Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

22.19    No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20    Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.21    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Electronic Voting Instructions Electronic Voting Instructions You can vote by In tern et or telephone! Available 24 hours a day, 7 days a week! In stead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 3, 2011. Vote by Internet Log on to the Internet and go to www.investorvote.com/BAGL Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8 683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card 1234 5678 9012 345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — Board of Directors recommends a vote FOR the election of each of the nominees for director listed below and FOR Proposal 2, 3, 4 and 6 and FOR 3 Yrs for Proposal 5. 1. Proposal to elect six directors: 01 - Michael W. Arthur 02 - E. Nelson Heumann 03 - Frank C. Meyer 04 - Thomas J. Mueller 05 - Jeffrey J. O’Neill 06 - S. Garrett Stonehouse, Jr. Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. Proposal to approve the amended and re stated Equity Plan for Non-Employee Directors. 3. Proposal to approve the 2011 Omnibus Incentive Plan. 1 Yr 2 Yrs 3 Yrs Abstain 4. To approve, by a non- binding advisory vote, the compensation of the Company’s executive officers. 5. To recommend, by a non- binding advisory vote, the frequency of the advisory vote on the compensation of the Company’s executive officers. 6. Proposal to ratify the appointment of Grant Thornton LLP as in dependent auditors for Einstein Noah Restaurant Group, In c. for the fiscal year ending January 3, 2012. 7. In their discretion upon such other matters as may properly come before the meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within th e box. Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORT O I N IN THE ENCLOSED ENVELOPE. Proxy — EINSTEIN NOAH RESTAURANT GROUP, INC. + 555 Zang Street, Suite 300 Lakewood, CO 80228 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2011 This Proxy is solicited on Behalf of the Board of Directors. This proxy is solicited on behalf of the Board of Directors of Einstein Noah Restaurant Group, Inc. for the Annual Meeting on May 3, 2011. The undersigned appoints Jeffrey J. O’Neill and Rhonda J. Parish, and each of them, with full power of substitution in each, the proxies of the undersigned, to re present the undersigned and vote all shares of Einstein Noah Restaurant Group, Inc. common stock that the undersigned may be entitled to vote at the Annual Meeting of stockholders to be held on May 3, 2011, and at any adjournment or postponement thereof as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of each of the nominees for director listed on the re verse and FOR Proposals 2, 3, 4 and 6. For Proposal 5, if no direction is given, this proxy will be voted for the option of every three years. This proxy revokes all proxies with respect to the annual meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged. Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. +